Exhibit 10.1

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is made and entered into as of September 15, 2016 (the “Execution Date”), by and between Geron Corporation, a Delaware corporation with offices at 149 Commonwealth Drive, Menlo Park, California (“Geron”) and Janssen Pharmaceuticals Inc., having a business address at 1125 Trenton-Harbourton Road, Titusville, New Jersey 08560 (“Janssen”).  Geron and Janssen are at times referred to herein collectively as the “Parties” and individually as a “Party”.

BACKGROUND / RECITALS

WHEREAS, Geron is a company having considerable knowledge and experience in discovering, researching, and developing oligonucleotides, and owns or otherwise controls certain patent rights, know-how and other rights related to its oligonucleotides;

WHEREAS, Janssen has considerable knowledge and experience, directly and through delegation to certain Affiliates, in discovering, researching, and developing oligonucleotides and in developing, promoting, and marketing various pharmaceutical products throughout the world;

WHEREAS, Janssen, desires to obtain certain license rights from Geron on the terms and conditions hereof; and

WHEREAS, Geron is willing to grant Janssen certain license rights on the terms and conditions hereof.

NOW, THEREFORE, for and in consideration of the covenants and obligations contained herein, the Parties hereby agree as follows:

ARTICLE I:  DEFINITIONS

Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized have the meanings described below or the meaning as designated in the indicated places throughout this Agreement.

1.1                               “Acceptance” means, in reference to a Drug Application, receipt of a written communication from the applicable Regulatory Authority acknowledging that it has received the Drug Application and that the Drug Application is sufficiently complete to permit a substantive review for approval purposes.  For illustrative purposes, Acceptance of an NDA by the FDA may be provided in an FDA Filing Communication Letter. Where the NDA is submitted on a rolling basis, Acceptance will not occur until all parts or modules forming the NDA have been completed and submitted to the FDA and the FDA has acknowledged that the NDA is sufficiently complete to permit such substantive review, and the Acceptance of an MAA by the EMA may be provided in the form of written confirmation from the EMA that the MAA submission is validated (with respect to eligibility for review via the centralized procedure) and considered to be sufficiently complete to permit such substantive review.

1.2                               “Accounting Standards” means GAAP or International Financial Reporting Standards (IFRS), as appropriate, as generally and consistently applied in compliance with Applicable Laws throughout the relevant company’s organization at the relevant time.

EXECUTION VERSION

1.3                               “Action” means any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding of, to, from, by or before any Governmental Authority.

1.4                               “Active Pharmaceutical Ingredient” or “API” means an active pharmaceutical ingredient or drug substance.

1.5                               “Affiliate” means, with respect to a designated Party or entity, any entity controlling, controlled by, or under common control with such Party or entity.  For purposes of this definition only, “control” means:  (a) where the entity is a corporate entity, direct or indirect ownership of 50% or more of the stock or shares having the right to vote for the election of directors of such entity; and (b) where the entity is other than a corporate entity, the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

1.6                               “Agreement” has the meaning set forth in the Preamble.

1.7                               “Annual Report” has the meaning set forth in Section 4.2.1.

1.8                               “Anti-Corruption Laws” means the FCPA and related regulations in the United States, and equivalent anti-bribery laws and regulations under Applicable Laws in other jurisdictions.

1.9                               “Applicable Laws” means the applicable provisions of any national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, permits, of or from any court, arbitrator, Regulatory Authority, or Governmental Authority having jurisdiction over or related to the subject item.

1.10                        “Audited Party” has the meaning set forth in Section 9.6.2.

1.11                        “Auditing Party” has the meaning set forth in Section 9.6.2.

1.12                        “Bankruptcy Code” means Title 11 of the United States Code, as may be amended or superseded from time to time.

1.13                        “Bankruptcy” means, with respect to a Party, that: (a) the Party has been declared insolvent or bankrupt by a court of competent jurisdiction; or (b) a voluntary or involuntary petition in bankruptcy is filed in any court of competent jurisdiction against the Party and such petition has not dismissed within ninety (90) days after filing; or (c) the Party has made or executed an assignment of substantially all of its assets for the benefit of creditors.

1.14                        “Bioequivalence Product” means, with respect one drug substance (or active pharmaceutical ingredient) contained in one pharmaceutical product in reference to the drug substance (or active pharmaceutical ingredient) of another pharmaceutical product, that:  (a) the two substances are pharmaceutically or pharmacologically equivalent to each other through the same predominant or primary mechanism of action and their bioavailabilities (rate and extent of availability) after administration in the same molar dose are similar to such a degree that their effects, with respect to both efficacy and safety, can

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

be expected to be essentially the same; or (b) the two substances are or would be recognized by a Regulatory Authority as being biologically equivalent or biosimilar in vivo such that the Regulatory Approval of one such substance could be supported by the reference to the Regulatory Approval of the other.

1.15                        “Breaching Party” has the meaning set forth in Section 14.2.1.

1.16                        “Business Day” means a weekday on which banking institutions in the United States are generally open for business.

1.17                        “Change of Control” means, with respect to a specified Party:  (a) the acquisition, directly or indirectly, by a Person or “group” (whether in a single transaction or multiple transactions) of more than 50% of the voting power of such Party or of beneficial ownership of (or the right to acquire such beneficial ownership) of more than 50% of the outstanding equity or convertible securities of such Party (including by tender offer or exchange offer); (b) any merger, consolidation, share exchange, business combination, recapitalization, sale of a majority of assets of (i.e., having a fair market value (as determined by the Board of Directors of such Party in good faith) in excess of 50% of the fair market value of all the assets of such Party and its subsidiaries immediately prior to such sale), or similar corporate transaction involving such Party (whether or not including one or more wholly owned subsidiaries of such Party), other than: (i) transactions involving solely such Party and/or one or more Affiliates, on the one hand, and one or more of such Party’s Affiliates, on the other hand, and/or (ii) transactions in which the stockholders of such Party immediately prior to such transaction hold at least 50% of the voting power of the surviving company or ultimate parent company of the surviving company; or (c) as a result of a single or multiple transaction(s) by a Person or group, the occupation of a majority of the seats (other than vacant seats) on the board of directors (or similar governing body of such Party) by any directors or Persons who were not (i) members of such body on the Execution Date of this Agreement, (ii) appointed by members of such body on the Execution Date of this Agreement or by members of such body so appointed, or (iii) nominated for election to such body by any Persons described in preceding clauses (i) or (ii); or (d) the adoption of a plan relating to the liquidation or dissolution of such Party.  For purposes of this definition, the terms “group” and “beneficial ownership” has the meaning accorded in the U.S. Securities Exchange Act of 1934 and the rules of the U.S. Securities and Exchange Commission thereunder in effect as of the Execution Date hereof.

1.18                        “Claim” has the meaning set forth in Section 13.1.

1.19                        “Clinical Candidate Criteria” means [*].

1.20                        “Combination Product” means: (a) any Janssen Product that includes as a single formulation, in addition to at least one Active Pharmaceutical Ingredient, one or more other drug substances or active ingredients; or (b) a product composed of a Janssen Product packaged together with another product in the Field of Use for therapeutic administration and sold for a single price.

1.21                        “Confidential Information” has the meaning set forth in Section 11.1.

1.22                        “Control” means, with respect to any designated intellectual property or right pertaining thereto, possession by a Party (whether directly by ownership (either sole or joint) or license from a Third Party, or indirectly through an Affiliate having ownership or license from a Third Party) of the ability to grant to the other Party a license, sublicense, right of access, or other right to or under such intellectual

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

property or intellectual property right as provided herein, without violating the terms of any agreement with any Third Party.

1.23                        “Corporate Integrity Agreement” means the Corporate Integrity Agreement Between The Office of Inspector General of the Department of Health and Human Services and Johnson & Johnson dated October 31, 2013, which is publicly available at https://www.janssenbiotech.com/ company/pharmaceutical-affiliate-corporate-integrity-agreement.

1.24                        “Cover” means, in reference to a claim of a Patent Right in a particular country or other jurisdiction with respect to particular subject matter (such as a composition of matter, product, manufacturing or other process, or method of use), that the claim (as interpreted under principles of patent law in such jurisdiction) reads on or encompasses such subject matter.

1.25                        “CPR Rules” has the meaning set forth in Section 15.2.2.

1.26                        “Cure Period” has the meaning set forth in Section 14.2.1.

1.27                        “Currency Hedge Rate” means the weighted average hedge rate to be used for local currency of each country, other than the United States, of the Licensed Territory as calculated by Janssen based on the outstanding external foreign currency forward hedge contract(s) of Johnson & Johnson’s Global Treasury Services Center (GTJRC) and its Affiliates with Third Party banks.

1.28                        “Development/Commercialization Report” has the meaning set forth in Section 4.2.2.

1.29                        “Dispute” means any dispute, claim, or controversy arising from or regarding this Agreement, including the interpretation, application, breach, termination, or validity of any provision hereof.

1.30                        “Drug Application” means an NDA, MAA, or equivalent application, submitted to a Regulatory Authority in a particular jurisdiction, for marketing approval of a pharmaceutical or drug product.

1.31                        “Effective Date” means the effective date of this Agreement, which shall be either (a) where an HSR Filing is determined to be required, the date (following the Execution Date) that is the first Business Day immediately following the date on which the Parties have actual knowledge that all applicable waiting periods under the HSR Act with respect to the transactions contemplated hereunder have expired or have been terminated, or (b) where an HSR Filing is determined not to be required, the same date as the Execution Date.

1.32            “EMA” means the European Medicines Agency or any successor agency for the EU, and for purposes of this Agreement also includes the Medicines and Healthcare Products Regulatory Agency (MHRA) in the United Kingdom, to the extent the United Kingdom is not a member of the EU at the time in question.

1.33                        “EU Major Market Country” means the [*].

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.34                        “European Union” or “EU” means the countries of the European Economic Area, as it is constituted on the Effective Date and as it may be modified from time to time after the Effective Date, and includes the United Kingdom, whether or not a member of the EU at the time in question.

1.35                        “Excluded MOA” means a MOA that [*].

1.36            “Excluded Product” means any product covered by a Valid Claim of any Exhibit B Licensed Patent and (a) which comprises or contains (i) any “Active Substance,” or (ii) any “Competing Oncology Product” as such terms are defined by the Imetelstat CLA (which definitions, for convenience, are set forth in Exhibit D); or (b) which either: (i) is used for the prevention, treatment and/or diagnosis of Hematological Cancer or (ii) has as its predominant or primary mechanism of action telomerase inhibition, including the inhibition of the expression, activity or function of any ribonucleic acid (“RNA”), protein, enzyme or gene of the telomerase complex, or otherwise through the same predominant or primary mechanism of action as “Active Substance” as defined in the Imetelstat CLA (which definition, for convenience, is set forth in Exhibit D .

1.37                        “Execution Date” has the meaning set forth in the Preamble.

1.38                        “Executive Officers” means (a) for Geron, the Chief Executive Officer of Geron and (b) for Janssen, (i) if a matter pertains to the research or development of a Janssen Product, the Global Head of Janssen R&D or the Global Therapeutic Area Head for Janssen Infectious Diseases; or (ii) if a matter pertains to the commercialization of a Janssen Product, the Worldwide Chairman, Pharmaceuticals of Johnson & Johnson, the President of Janssen, or the General Manager, Infectious Diseases of Janssen; or (iii) if a matter pertains to the manufacture of a Janssen Product, the Vice President, Supply Chain of Janssen Supply Group, LLC.  In the event that the position of any of the Executive Officers identified in this Section no longer exists due to a corporate reorganization, corporate restructuring or the like that results in the elimination or modification of the identified position, the applicable Executive Officer shall be replaced with another senior officer with responsibilities and seniority comparable to the eliminated or modified position.

1.39                        “Exhibit A Licensed Patent Rights” has the meaning set forth in Section 1.69.

1.40                        “Exhibit B Licensed Patent Rights” has the meaning set forth in Section 1.69.

1.41                        “FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78dd-1 et. seq.), as may be amended at the relevant time.

1.42                        “FDA” means the United States Food and Drug Administration or any successor agency thereto for the United States.

1.43                        “Field of Use” means the prevention, treatment and/or diagnosis of any and all human disorders or medical conditions, except that such Field of Use shall not include: (i) Hematological Cancer, and (ii) any of the foregoing activities with respect to a product whose predominant or primary mechanism of action is telomerase inhibition, including the inhibition of the expression, activity or function of any RNA, protein, enzyme or gene of the telomerase complex, or otherwise through the same predominant or primary mechanism of action as “Active Substance” as defined in the Imetelstat CLA (which definition, for convenience, is set forth in Exhibit D).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.44                        “First Commercial Sale” means, with respect to a Janssen Product in a country, the first commercial sale for monetary value of such Janssen Product by or on behalf of Janssen (or any of its Affiliates, Third Party distributors, or Third Party sublicensees) to a Third Party purchaser for end-use or consumption in the Field of Use following Regulatory Approval in such country.  For the avoidance of doubt, sales of Janssen Product for clinical study purposes, early access programs (such as to provide patients with a Janssen Product prior to Regulatory Approval, for example, pursuant to treatment INDs or protocols, named patient programs and compassionate use programs), and similar uses shall not constitute a First Commercial Sale.  In addition for clarity, a sale of a Janssen Product between (i) Janssen or any of its Affiliates and (ii) Janssen and any of its Third Party sublicensees (such as contract manufacturers, suppliers, or distributors for consignment, where such sale is not a final sale to a wholesaler or retailer) shall not constitute a First Commercial Sale, and in each case the First Commercial Sale shall be deemed to occur upon a subsequent resale by a Third Party sublicensee to a Third Party purchaser for end use.  For clarity, only one such sale transaction (the final sale) with respect to a unit of Janssen Product will be deemed to constitute the First Commercial Sale.

1.45                        “GAAP” means United States generally accepted accounting principles applied on a consistent basis.

1.46                        “Generic Erosion” means that a Generic Product alone has, or multiple Generic Products in the aggregate have, attained, on a Janssen Product-by-Janssen Product basis and on a country-by-country basis, at least [*] ([*]%) market share of prescription volume in a Janssen Calendar Quarter of the applicable Janssen Product in the applicable country, as measured by the IMS data or other marketing data issued by a reputable data source acceptable to both Parties.

1.47                        “Generic Product” means, on a Janssen Product-by-Janssen Product basis and on a country-by-country basis, a product that is the same as, or is a Bioequivalence Product to, the Active Pharmaceutical Ingredient contained within such Janssen Product, and the application for Regulatory Approval for which is submitted through an abbreviated NDA or foreign equivalent thereof that references any NDA or supplemental NDA or any foreign equivalent thereof for the Janssen Product.  For clarity, Generic Product will not include an authorized (by Janssen) generic of a Janssen Product.

1.48                        “Government Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority.

1.49                        “Governmental Authority” means any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority, or any authority, agency, or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or arbitral body.

1.50                        “Hematological Cancer” means any cancer originating from the blood, or from blood-forming tissues or bone-forming tissues (e.g., bone marrow or lymph nodes), including, without limitation, the hematological cancers set forth in Exhibit L.

1.51                        “Highly Confidential Information” means the following information in any Annual Report: (a) [*], and (b) [*].

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.52                        “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or foreign equivalent thereof under Applicable Law.

1.53                        “HSR Clearance” means, as pertaining to this Agreement, the expiration or termination of all applicable waiting periods and requests for information (and any extensions thereof) under the HSR Act.

1.54                        “HSR Filing” means (a) filings by Janssen and Geron with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto, or (b) equivalent filings with applicable Governmental Authorities having jurisdiction over requests for HSR Clearance.

1.55                        “Imetelstat CLA” means the Collaboration and License Agreement between Geron and Janssen Biotech, Inc. executed November 13, 2014, as may be amended.

1.56                        “IND” means an Investigational New Drug Application filed with FDA, or a similar application filed with a Regulatory Authority outside of the United States for authorization to commence a clinical study, such as a clinical trial application or a clinical trial exemption, or any related regulatory submission, license or authorization.

1.57                        “Indemnified Party” has the meaning set forth in Section 13.1.

1.58                        “Indemnified Persons” shall mean, with respect to a Party, such Party and its Affiliates, and their respective officers, directors, employees, and agents.

1.59                        “Indemnifying Party” has the meaning set forth in Section 13.1.

1.60                        “Indication” means a specific therapeutic or prophylactic indication set forth in labeling for a given drug product (such as a Janssen Product), as approved by a Regulatory Authority, identifying an application for which the drug product, as applicable, may be marketed for use to prevent or treat a particular disease or medical condition.

1.61                        “Investor Information” has the meaning set forth in Section 11.5.2(a).

1.62                        “Investor Presentation(s)” has the meaning set forth in Section 11.5.2(a).

1.63                        “Janssen Calendar Quarter” means a financial quarter based on a Janssen Calendar Year; provided, however, that the first Janssen Calendar Quarter and the last Janssen Calendar Quarter may be partial quarters as applicable under the relevant Janssen Calendar Year.

1.64                        “Janssen Calendar Year” means a year based on Janssen’s universal calendar for that year used by Janssen for internal and external reporting purposes (a copy of which for the year 2016 and 2017 is attached hereto as Exhibit I); provided, however, that the first Janssen Calendar Year and the last

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Janssen Calendar Year of the applicable period (such as the Royalty Term) may be a partial year as the case may be.

1.65                        “Janssen Parent” means Johnson & Johnson, a New Jersey corporation.

1.66                        “Janssen Product” means any product within the Field of Use the development, manufacture, use or sale of which would, but for the license rights granted in this Agreement, infringe a Valid Claim of one or more of the Licensed Patent Rights, provided, however, that in no event shall any Janssen Product comprise or contain (i) any “Active Substance”, or (ii) any “Competing Oncology Product” as such terms are defined by the Imetelstat CLA (which definitions, for convenience, are set forth in Exhibit D).

1.67                        “Know-How” means any and all technical, scientific, and other know-how (whether or not patentable), data, and other information, as well as materials, including:  inventions, trade secrets, research and development data, plans, procedures, experimental techniques, material specifications, and assay or test protocols; biological, chemical, pharmacological, toxicological, pharmaceutical, pre-clinical, clinical, safety, and quality control data and information; manufacturing methods and formulas; and molecules, chemical entities, reagents, starting materials, reaction intermediates, building blocks, synthetic products, delivery systems, excipients, ingredients, formulations, and compositions of matter.

1.68                        “Licensed Know-How” means any Know-How proprietary to Geron or its Affiliates that meets all of the following criteria: (a) known to [*], (b) disclosed to Janssen or any of its Affiliates by [*] during the term of this Agreement, and (c) is necessary or useful for the manufacture, use, research, or development of Janssen Products, but, excluding at all times “Geron Product Know-How” and “Development Program Know-How” as such terms are defined in the Imetelstat CLA (which definition, for convenience, is set forth in Exhibit D).

1.69                        “Licensed Patent Rights” means those patents and patent applications Controlled by Geron that are set forth in Exhibit A and Exhibit B to this Agreement and all Patent Rights related thereto.  The Patent Rights of the patents and patent applications listed on Exhibit A, which are, as of the Effective Date, exclusively licensed under the Imetelstat CLA to Janssen Biotech, Inc. for certain uses and products that are not encompassed within the license rights granted to Janssen hereunder, are referred to as the “Exhibit A Licensed Patent Rights” and Patent Rights of the patents and patent applications listed on Exhibit B are referred to as the “Exhibit B Licensed Patent Rights”.  The Exhibit B Licensed Patent Rights shall also include any new patent application (and associated Patent Rights) filed after the Effective Date by Geron claiming any Licensed Know-How pursuant to the process described in Section11.6.2.

1.70                        “Licensed Patent Country(ies)” has the meaning set forth in Section 8.3.2.

1.71                        “Licensed Territory” means the entire world, including all of its countries and their possessions and territories.

1.72                        “Losses” means damages, losses, liabilities, costs (including costs of investigation and defense), fines, penalties, Government Orders, taxes, expenses or amounts paid in settlement (in each case, including reasonable attorneys’ and experts’ fees and expenses), resulting from a Claim in an Action of a Third Party or Governmental Authority, and incurred by a Party (or other Indemnified Person as provided in Article XIII) as a result of such Action.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.73                        “MAA” means (a) a marketing authorization application filed with (i) the EMA under the centralized EMA filing procedure or (ii) a Regulatory Authority in any European country if the centralized EMA filing procedure is not used; or (b) any other equivalent or related regulatory submission, in either case to gain approval to market a Janssen Product in any country in the EU, in each case including, for the avoidance of doubt, amendments thereto and supplemental applications.

1.74                        “Major Market Country” means any of the [*].

1.75                        “MOA” has the meaning set forth in Section 4.2.1

1.76                        “NDA” means a new drug application or biologics license application submitted to the FDA for purposes of obtaining Regulatory Approval for a new drug in the United States, for a particular Indication, including, for the avoidance of doubt, amendments thereto and supplemental applications.

1.77                        “Net Sales” means, with respect to any Janssen Product following its Regulatory Approval and commencing with its First Commercial Sale, the gross amounts invoiced on sales of the approved Janssen Product by or on behalf of Janssen (directly or through any of its Affiliates or Third Party sublicensees of Janssen or its Affiliates) to a Third Party purchaser for end use in an arms-length transaction, less the following customary deductions, determined in accordance with Accounting Standards and standard internal policies and procedures consistently applied throughout the organization of the Party recording such sales to calculate revenue for financial reporting purposes, to the extent specifically and solely allocated to the sale of such Janssen Product to such purchaser and actually taken, paid, accrued, allowed, included, or allocated based on good faith estimate, in the gross sales prices with respect to such sales (and consistently applied as set forth below):

(a)                                 normal and customary [*], in the form of [*] with respect to sales of such Janssen Product (to the extent not already reflected in the amount invoiced) [*];

(b)                                 [*] to the extent included [*] (but specifically excluding, for clarity, [*];

(c)                                  [*] to the extent included in the price and separately itemized on the invoice price;

(d)                                 [*] on sales of such Janssen Product [*] pursuant to Applicable Law by reason of [*];

(e)                                  [*] actually granted upon [*] of such Janssen Product, [*];

(f)                                   [*] actually granted to [*]; and

(g)                                 [*] associated with [*].

All aforementioned deductions shall only be allowable to the extent they are commercially reasonable, and shall be determined, on a country-by-country basis, as incurred in the ordinary course of business in type and amount consistent with Janssen’s, its Affiliate’s, or its or their sublicensee’s (as the case may be) business practices consistently applied across its product lines and in compliance with Accounting Standards and verifiable.  All such discounts, allowances, credits, rebates and other deductions shall be fairly and equitably allocated to such Janssen Product and other products of Janssen and its Affiliates and its

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and their sublicensees such that such Janssen Product does not bear a disproportionate portion of such deductions.

The following dispositions are excluded from the Net Sales definition:  (i)  sales of Janssen Product by and between Janssen and its Affiliates and sublicensees are not sales to Third Parties and shall be excluded from Net Sales calculations for all purposes, so long as such Janssen Product is subsequently resold to a Third Party end-user (in which case such sale to a Third party for end use shall be included within Net Sales); (ii)  sales of Janssen Product for the use in conducting clinical trials or other scientific testing of Janssen Product in order to obtain the first Regulatory Approval of such Janssen Product in a country shall be excluded from Net Sales calculations for all purposes; (iii)  compassionate and “named patient” program sales or sales on an affordable basis shall be excluded from Net Sales calculations for all purposes; and (d)  any disposition of the Janssen Product as free samples, donations, patient assistance, test marketing programs or other similar programs or studies, shall be excluded from Net Sales calculations for all purposes.

In the event the Janssen Product(s) is a Combination Product, the royalty base used to calculate royalties shall be Net Sales of the Combination Product multiplied by an adjustment factor determined as follows: (x) if there is a list price for each of A and B in any country where each active ingredient (including the API) of the Combination Product is also marketed in a separate product containing the respective active ingredient or API as the single active ingredient, then the adjustment factor (where the Combination Product has two active ingredients) shall be the fraction A/(A + B), where “A” is the actual average list price to wholesalers of the Janssen Product as sold separately in such country containing the API as the single active ingredient, and “B” is the sum of the actual average list price of the products as each sold separately in such country containing the other active ingredient of the Combination Product as the single active ingredient; (y) if there is a list price B but no list price A in any country where only the API of the Combination Product is also marketed in a separate product containing the API as the single active ingredient, then the adjustment factor shall be the fraction {1 — (B/C)}, where “B” is as defined above, and “C” is the actual list price to wholesalers of the Combination Product, provided that the value of the fraction cannot be greater than or equal to one; and (z) in any country where there is no list price B, then the Parties shall negotiate in good faith to determine an appropriate adjustment factor.

1.78                        “Non-Breaching Party” has the meaning set forth in Section 14.2.1.

1.79                        “Notice of a Claim” has the meaning set forth in Section 13.2.1.

1.80                        “Oncology” means any type or form of Hematological Cancer or Solid Tumor Cancer.

1.81                        “Party” and “Parties” have the meaning set forth in the Preamble.

1.82                        “Party Representative” has the meaning set forth in Section 4.2.3.

1.83                        “Patent Controversy” means any Dispute between the Parties to the extent that it involves an issue relating to the inventorship, claim scope or interpretation, infringement, enforceability, patentability, or validity of any Patent Right hereunder, and including any such issues relevant to any Prosecution activities hereunder.

1.84                        “Patent Costs” means all out-of-pocket costs reasonably incurred by or on behalf of a Party (such as a designated Affiliate) in Prosecuting applicable Patent Rights.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.85                        “Patent Office” means the United States Patent and Trademark Office, European Patent Office, or other Governmental Authority responsible for the examination of patent applications or granting of patents in a country, region, or supra-national jurisdiction.

1.86                        “Patent Rights” means, in reference to a designated invention, all original (priority establishing) patent applications claiming such invention filed anywhere in the world, including provisionals and nonprovisionals, and all related applications thereafter filed, including any continuations, continuations-in-part, divisions, or substitute applications, any patents issued or granted from any such patent applications, and any reissues, reexaminations, renewals or extensions (including by virtue of any supplementary protection certificates) of any such patents, and any confirmation patents or registration patents or patents of addition based on any such patents, and all foreign counterparts or equivalents of any of the foregoing.

1.87                        “Patent Term Extension” means an extension of the term of any issued patent, or a right of protection equivalent to such an extension, granted under the U.S. Drug Price Competition and Patent Term Restoration Act of 1984, the Supplementary Protection Certificate of the member states of the EU, or another similar law or regulation in any other country or jurisdiction.  For clarity, a pediatric extension obtained by application to or through approval of a Patent Office extending the term of any patent shall be deemed a Patent Term Extension.

1.88                        “Patent Working Group” means the Working Group that interacts on any patent matters as more fully set forth in Section10.3.

1.89                        “Person” means any individual, entity or Governmental Authority.

1.90                        “Phase 1” means, in reference to a clinical study (or trial) of a Janssen Product, that such study is conducted in healthy human subjects or patients to generate information on product safety and tolerability (as a primary purpose), and as applicable pharmacological activity or pharmacokinetics, as more fully described in US federal regulation 21 C.F.R. § 312.21(a) and its equivalents in other jurisdictions.  For purposes of illustration, Phase 1 Development of a Janssen Product may include a Phase 1b study designed to assess the safety and pharmacokinetics of a Janssen Product as a single agent or in combination with other standard of care agents used to treat a particular Indication.

1.91                        “Phase 2” means, in reference to a clinical study of a Janssen Product following one or more Phase 1 studies, that such study is conducted in the target patient population for an Indication for determining the safety, efficacy, and dose-ranging of the Janssen Product, which study is prospectively designed to generate sufficient data (if successful) to commence a Phase 3 study or to file for accelerated marketing approval, as more fully described in US federal regulation 21 C.F.R. § 312.21(b) and its equivalents in other jurisdictions.

1.92                        “Phase 3” means, in reference to a clinical study of a Janssen Product following one or more Phase 2 studies, that such study is a pivotal study in human patients to establish the safety and efficacy of the Janssen Product for a particular Indication, which study is prospectively designed to demonstrate with statistical significance that the Janssen Product is sufficiently safe and effective for use in the Indication to support the filing of a Drug Application for approval to market such Janssen Product for such Indication in any jurisdiction, as more fully described in US federal regulation 21 C.F.R. § 312.21(c) and its equivalents in other jurisdictions.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.93                        “Prior CDA” means, the Mutual Confidential Disclosure Agreement effective September 10, 2015, entered into between Janssen’s Affiliate, Johnson & Johnson Innovation LLC, and Geron.

1.94                        “Proposed Publications” has the meaning set forth in Section 11.6.2.

1.95                        “Prosecuting” means, in reference to a designated Patent Right, preparing a Patent Right in application form for filing in any Patent Office, or performing activities associated with filing, prosecuting, maintaining, defending, or correcting the Patent Right in any Patent Office proceeding or with appeal of a Patent Office decision therefrom, including with respect to any post-grant proceeding, supplemental examination, post-grant review, inter parte review, reexamination, reissue, interference, or opposition proceeding in any Patent Office.  For the avoidance of doubt, Prosecuting excludes any infringement suit or other legal Action to enforce a Patent Right or declaratory judgment suit or other legal Action initiated by a Third Party to challenge in court the validity or enforceability of a Patent Right.  “Prosecute” and “Prosecution” shall each have a correlative meaning.

1.96                        “Prosecution Contact” means a Party’s designated patent attorney or agent identified in a notice to the other Party (as may be updated from time to time) as its contact for communications between the Parties regarding the Prosecuting of any Licensed Patent Rights.

1.97                        “Public Disclosure” has the meaning set forth in Section 11.5.2(a)

1.98                        “Reasonable Efforts” means with respect to the research, development or commercialization of any Janssen Product by Janssen (directly or through its Affiliates and/or sublicensees), expending efforts that that are consistent with the efforts typically expended in the human pharmaceutical industry by similarly resourced companies under similar circumstances (considering, for example, stage in the Janssen Product’s development or product life, technical challenges, market potential, regulatory requirements, patient population, and competitive position); and with respect to any other activity under this Agreement, the efforts that a reasonable person in the position of the applicable party would use to engage in that activity effectively.

1.99                        “Regulatory Approval” means the approval of the applicable Regulatory Authority necessary for the marketing and sale of a pharmaceutical or drug product for an Indication in the Field in a country, including any and all approvals that may be required in such country for pricing and reimbursement.  For purposes of illustration, in addition to approval of a Drug Application: Regulatory Approval in [*] includes approval of a [*]; Regulatory Approval in [*] includes [*]; Regulatory Approval in [*] includes [*]; Regulatory Approval in [*] includes [*]; and Regulatory Approval in the [*] includes [*].

1.100                 “Regulatory Authority” means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the marketing and sale of a pharmaceutical product in a country, such as the FDA in the United States and the EMA in the EU.

1.101                 “Requesting Party” has the meaning set forth in Section 11.5.2 (b)

1.102                 “Required Filing(s)” has the meaning set forth in Section 11.5.2 (a)

1.103                 “Research Plan” has the meaning set forth in Section 4.2.1.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.104                 “Reviewing Party” has the meaning set forth in Sections11.5.2 (b).

1.105                 “Royalty Term”, as applicable to Net Sales of each particular Janssen Product in a given country, has the meaning set forth in Section 8.3.1.

1.106                 “Solid Tumor Cancer” means any cancer other than Hematological Cancers.

1.107                 “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon).

1.108                 “Term” means the term of this Agreement as set forth in Section 14.1.

1.109                 “Third Party” means any person, entity, or other party other than a Party to this Agreement or any of its Affiliates.

1.110                 “Trademark Rights” means all registered and unregistered trademarks (including all common law rights thereto), service marks, trade names, brand names, logos, taglines, slogans, certification marks, internet domain names, trade dress, corporate names, business names and other indicia of origin, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions, and renewals thereof throughout the world, and all rights therein provided by international treaties and conventions.

1.111                 “United States”, “US” or “U.S.” means the United States of America, including its territories and possessions.

1.112                 “Valid Claim” means a claim of any unexpired patent issued or granted by a Patent Office that has not been revoked or held unenforceable or invalid by a decision of a court or Governmental Authority of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer, or otherwise.

ARTICLE II:  LICENSE GRANTS

2.1                               Geron Grants.  Subject to the terms and conditions of this Agreement, Geron hereby grants to Janssen:

2.1.1                     a non-exclusive license, subject to Section 2.3, with the right to sublicense in accordance with Section 2.4, under the Exhibit A Licensed Patent Rights and the Licensed Know-How only, to make, have made, use, offer for sale, sell, and import Janssen Products in the Field of Use and in the Licensed Territory, provided, however, that in no event shall such license encompass any rights or licenses granted to Janssen Biotech, Inc. under the Imetelstat CLA as of the Effective Date of this Agreement; and

2.1.2                     an exclusive (even as to Geron, except to the extent Geron expressly retains or is expressly granted back rights under this Agreement) license, with the right to sublicense in accordance with Section 2.4, under the Exhibit B Licensed Patent Rights only, to make, have made, use, offer for sale, sell, and import Janssen Products in the Field of Use and in the Licensed Territory.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.2                                           Term of License. The license rights granted under Section 2.1 shall commence on the Effective Date and continue, on a Janssen Product-by-Janssen Product and country-by-country basis, throughout the Royalty Term for a particular Janssen Product in a particular country, and continue thereafter on a fully paid-up basis with respect to such Janssen Product in such country, subject to the termination provisions under Article XIV.

2.3                                           Certain Limitations.  Janssen understands and acknowledges that the Exhibit A Licensed Patent Rights have been exclusively licensed to Janssen Biotech, Inc. under the Imetelstat CLA for certain uses and products that are not encompassed within the license rights granted to Janssen hereunder.  Notwithstanding anything to the contrary set forth herein, the rights granted under the Exhibit A Licensed Patent Rights pursuant to Section 2.1.1 are subject in all cases to the rights granted prior to the Effective Date to Janssen Biotech, Inc. under the Imetelstat CLA and the obligations of Geron under the Imetelstat CLA, provided that nothing herein will preclude or limit Geron and Janssen Biotech, Inc. from amending the Imetelstat CLA in a manner that does not conflict with the non-exclusive license granted pursuant to Section 2.1.1 under the Exhibit A Licensed Patent Rights  in the Field of Use.

2.4                                           Sublicensing.  In the event that Janssen grants to any Affiliates or any Third Parties any sublicense of the license rights granted to Janssen under this Section 2.4, Janssen shall remain responsible for its obligations under this Agreement including, without limitation, all economic obligations, and shall be responsible for the performance of the relevant sublicensee and the compliance by such sublicensee with the terms and conditions of this Agreement.

2.5                               Licenses Constitute IP under Bankruptcy Code.  All rights and licenses granted under or pursuant to any section of this Agreement, including Section 2.1 hereof, are rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code.  Each Party hereby acknowledges, on behalf of itself and its Affiliates, “embodiments” of intellectual property pursuant to the Bankruptcy Code include the following:  (a) Licensed Patent Rights; (b) Licensed Know-How; and (c) laboratory notebooks and records then in the possession of Geron  and documenting any of the inventions or know-how arising from its research and within the Licensed Patent Rights, to the extent identified as such in the course of a bankruptcy proceeding, provided the foregoing shall not be construed as an obligation on the part of Geron to identify any portions of any laboratory notebooks in its possession that so document such inventions or know-how.

2.6                               No Trademark Licenses.  This Agreement does not grant either Party any license rights under any Trademark Rights of the other Party.

2.7                               No Other Rights.  No rights other than those expressly set forth in this Agreement are granted by one Party to the other Party hereunder, and no additional rights shall be deemed granted to either Party by implication, estoppel, or otherwise, with respect to any Patent Rights, Know-How, or other intellectual property rights.

2.8                               Geron Covenants. During the Term of this Agreement, Geron shall not, directly or through any Affiliate or Third Party, (a) use, have used, make, have made, sell, offer for sale or import any Excluded Product; or (b) grant any Third Party any right under the Exhibit B Licensed Patent Rights to use, have used, make, have made, sell, offer for sale, or import, any Excluded Product, in each case ((a) or (b)), either alone or in combination with any other product.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.9                               Limited Waiver by Geron for Licensed Know-How.  Solely with respect to Janssen and its Affiliates and sublicensees, and solely for the purpose of enabling Janssen to exercise the rights granted by Geron to Janssen under this Agreement, Geron hereby waives the obligations of confidentiality and non-use required of each of [*] solely with respect to Licensed Know-How for the period that each such individual is employed or contractually engaged as a consultant by Janssen or any of its Affiliates or sublicensees hereunder.  In regards to this waiver, Geron shall send the letters attached hereto as Exhibit F to [*] promptly after the Effective Date of this Agreement.

ARTICLE III. :  [Article Intentionally Omitted]

ARTICLE IV:  RESEARCH, DEVELOPMENT & COMMERCIALIZATION

4.1                               Research, Development and Commercialization Efforts.  Janssen, directly or through one or more of its Affiliates or sublicensees, will use Reasonable Efforts to perform research, development and commercialization activities under the Licensed Patent Rights to obtain at least one Janssen Product to be researched, developed and commercialized at Janssen’s sole cost.  Janssen will use Reasonable Efforts to (1) develop at least one Janssen Product by conducting clinical trials designed to obtain Regulatory Approval in at least one Major Market Country, (2) obtain Regulatory Approval for at least one Janssen Product in at least one Major Market Country, and (3) commercialize such Janssen Product in at least one Major Market Country.  Notwithstanding the foregoing, Janssen is not required to use any specified level of effort to advance any additional Janssen Products.  Janssen will be responsible for all costs incurred in researching, developing and commercializing Janssen Products.  Janssen will be solely responsible for manufacture, supply, marketing, promotion, sale, and distribution of Janssen Products and all associated costs.

4.2                               Research Plan and Development/Commercialization Reporting; Party Representatives.

4.2.1                     Research Plan and Annual Report.  Attached as Exhibit C is a confidential research plan describing the planned research activities to be undertaken by Janssen and anticipated timeframes for such activities (the “Research Plan”).  Within [*] ([*]) days after the anniversary of the Effective Date (and each year thereafter within [*] ([*]) days after each anniversary date for so long as any Janssen Product is being researched), for each Janssen Product, until [*] acceptance of an IND with FDA (or [*] acceptance of an equivalent filing by an ex-U.S. Regulatory Authority) for such Janssen Product, Janssen shall provide Geron with (a) [*], and (b) [*], including [*], in sufficient detail to enable Geron to assess whether Janssen is complying with this Agreement (the “Annual Report”).  Geron shall have the right to ask reasonable questions regarding the Annual Report and Janssen shall provide reasonable responses to such questions within reasonable timeframes.  Geron shall treat each Annual Report in accordance with the confidentiality, non-use and publicity terms set forth in Article XI.  Annual Reports may include Highly Confidential Information, provided, however, that Janssen may not designate an entire Annual Report as “Highly Confidential Information”, nor may the designation of “Highly Confidential Information” be applied in a manner that prevents Geron from receiving a reasonable overview of the [*] under any Research Plan.  Until the earlier of (i) publication or other public disclosure by Janssen of such information, or (ii) the date of [*] acceptance of an IND with FDA (or [*] acceptance of an equivalent filing by a Regulatory Authority outside the US), for any Janssen Product, Janssen may choose not to include in any Annual Report information related to [*] for such Janssen Product.  In the event that Janssen does not include [*] for a particular Janssen Product in an Annual Report on the grounds that it is [*], Janssen must

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

provide an explanation for the omission [*].  In addition, in each Annual Report, Janssen must certify that it is not researching or developing Janssen Products whose predominant or primary mechanism of action is telomerase inhibition, including the inhibition of the expression, activity or function of any RNA, protein, enzyme or gene of the telomerase complex, or otherwise through the same predominant or primary mechanism of action as any “Active Substance” as defined.in the Imetelstat CLA (which definition, for convenience, is set forth in Exhibit D),

4.2.2                     Development/Commercialization Report.  Within [*] ([*]) days after [*] acceptance of an IND with FDA (or [*] acceptance of an equivalent filing by a Regulatory Authority outside the US) for a given Janssen Product, Janssen shall provide Geron with a confidential, written progress report providing a reasonable overview of the [*] in sufficient detail to enable Geron to assess whether Janssen is complying with this Agreement (the “Development/Commercialization Report”).  Such Development/Commercialization Report shall be updated annually thereafter and provided to Geron each year within [*] ([*]) days after each anniversary date of the Effective Date of this Agreement for so long as a Janssen Product is being developed or commercialized and subject to payment of a Royalty (i.e., until expiry of the Royalty Term for such Janssen Product).  Geron shall have the right to ask reasonable questions regarding the Development/Commercialization Report and Janssen shall provide reasonable responses to such questions within reasonable timeframes.    Geron shall treat the information disclosed in the Development/Commercialization Report as confidential information in accordance with the confidentiality, non-use and publicity terms set forth in Article XI of this Agreement.

4.2.3                     Party Representatives.  Promptly after the Effective Date, the Parties shall each appoint at least one representative of such Party (each, a “Party Representative”) to act as liaison(s) for such Party with respect to the other Party, and to, among other things, facilitate communication between the Parties, coordinate information exchange provided for in this Agreement, and otherwise serve to facilitate the Parties’ relationship hereunder.

4.3                               Regulatory.  Janssen, directly or in the name of one or more of its Affiliates or sublicensees, shall be responsible for all regulatory filings in those countries in which Janssen elects to seek Regulatory Approval for a Janssen Product.  Geron shall not make any such regulatory filings.  Janssen shall communicate as necessary with Governmental Authorities regarding any regulatory filings for Janssen Products and any Regulatory Approval for Janssen Products.  Geron will acquire no interest in any application submitted or approval granted in connection with Regulatory Approval for Janssen Products.

4.4                               Trademarks.  Janssen (directly or through its Affiliates and sublicensees) will select its own trademarks under which it will market Janssen Products hereunder and will own the Trademark Rights associated therewith.

4.5                               No Geron Decision Making.    Geron will not be entitled to make decisions regarding research, development or commercialization of Janssen Products.

4.6                               Subcontracting.  Janssen may subcontract any of its activities hereunder to any Third Party, provided that Janssen shall be responsible for the performance of the subcontractor.

4.7                               Licensed Patent Rights Records. Subject to the terms and conditions of this Section 4.7, and to the extent Geron is reasonably able to do so, Geron shall make reasonable efforts to provide Janssen with additional information contained in Geron’s records and provide copies of Geron’s records if

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

requested by Janssen (at Janssen’s cost) solely to the extent relating to any Licensed Patent Rights licensed hereunder and necessary or useful for the Prosecution or enforcement by Janssen, to the extent of its rights hereunder, of any Licensed Patent Rights hereunder.   In the event that Geron does not wish to maintain any records relating to any Licensed Patent Rights, prior to discarding such records, Geron shall, to the extent it is aware of such discarding of such records, notify Janssen and offer Janssen the opportunity to maintain such records at Janssen’s cost, provided that in no instance shall such a failure to notify be a material breach of this Agreement.

4.8                               Maintenance of Research Records.  Janssen shall maintain, or cause to be maintained, records of any of its respective Research Plan activities or development or commercialization activities conducted by it in material compliance with Applicable Law (including the requirements of good clinical practice, GLP and good manufacturing practice, in each case to the extent applicable.

ARTICLE V:  NON-BREACH OF IMETELSTAT CLA

Attached as Exhibit K, is a letter agreement between Janssen Biotech Inc. and Geron pursuant to which Janssen Biotech Inc. covenants that it will not (and waives, releases and discharges any right to) institute, prosecute or pursue any complaints, claims, charges, claim for relief, demands, suits, or actions based upon  the execution of this Agreement, any actual or purported conflict between this Agreement and the Imetelstat CLA or the exercise of rights and performance of any obligations in accordance with the terms and conditions of this Agreement.

ARTICLE VI:  [Article Intentionally Omitted]

ARTICLE VII:  [Article Intentionally Omitted]

ARTICLE VIII:  FINANCIAL PROVISIONS

8.1                               Upfront and Continuation Payments.

8.1.1                     Upfront.  In partial consideration of the rights granted to Janssen under this Agreement, a non-refundable upfront payment in the amount of five million dollars (US) ($5,000,000) shall be due from Janssen to Geron upon the Effective Date and payable within [*] ([*]) days thereof.

8.1.2                     Annual License Maintenance Fee.  In consideration of maintenance of license rights granted to Janssen under Sections 2.1.1 and 2.1.2, a non-refundable annual license maintenance fee in the amount of [*] US dollars ($[*]), the first payment of which shall be due from Janssen to Geron upon the first anniversary of the Effective Date and payable within [*] ([*]) days thereafter; subsequent payments shall be due upon the anniversary of the Effective Date and payable within [*] ([*]) days thereafter, until the later of (a) the [*] ([*]) anniversary of  the Effective Date (with no payment due on the [*] anniversary of the Effective Date) for a maximum of [*] ([*]) payments or (b) First Commercial Sale of the [*] Janssen Product.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.2                               Milestone Payments.  Janssen shall pay each of the milestone payments identified in this Section 8.2 to Geron one time only, upon the first achievement (if any) of the specified milestone event with respect to the first Janssen Product to attain such milestone event.  No further payment shall be due from Janssen upon the achievement of the same milestone event by another Janssen Product.

Milestone Event		Milestone Payment (US dollars)
(i)	[*]	[*] ($[*])
(ii)	[*]	[*] ($[*])
(iii)	[*]	[*] ($[*])
(iv)	[*]	[*] ($[*])
(v)	[*]	[*] ($[*])
(vi)	[*]	[*] ($[*])
(vii)	[*]	[*] ($[*])
(viii)	[*]	[*] ($[*])

8.2.1                               Registration Enabling Clinical Study.  In the event a Phase 2/3 clinical study is registration-enabling for a particular Janssen Product, the [*] milestone referenced above in [*] shall be due and payable upon the [*] of such Phase 2/3 clinical study.  In the event a Phase 2 clinical study is registration-enabling for a particular Janssen Product, the [*] milestone, if not previously paid, shall be due and payable concurrently with the next achieved milestone (e.g., [*]).

8.2.2                     Each Milestone Payment Is Paid Only Once.  The milestone events as specified in this Section 8.2 may be achieved by the same or distinct Janssen Products.  Once a milestone is achieved by a Janssen Product according to this Section 8.2 and a milestone payment is paid for achievement of that milestone, no additional milestone payments shall be due under Section 8.2 for achievement of that milestone event by the same or other Janssen Products.  Additionally, should a Janssen Product be replaced or backed up by another Janssen Product, no additional milestone payments shall be due under Section 8.2 for milestone events completed by the replacement or back-up Janssen Product for which corresponding milestone payments were previously made to Geron with respect to such replaced Janssen Product.

8.2.3                     Notice and Payment for Milestone Events.  Janssen shall inform Geron in writing as soon as practicable, but in any event no later than [*] ([*]) Business Days after the achievement of any milestone event hereunder, and thereafter Geron may submit to Janssen an invoice for the applicable milestone payment due.  Milestone payments due from Janssen to Geron shall be payable [*] ([*]) days from Janssen’s receipt of an invoice from Geron for the applicable amount due.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.3                               Royalty Payments.

8.3.1                     Royalty Base and Term.  The determination of which particular Net Sales of Janssen Products by Janssen and its Affiliates and Third Party sublicensees will form the base of a royalty obligation under this Section 8.3 shall be made on a Janssen Product-by-Janssen Product and country-by-country basis.  The period, if any, during which royalties will accrue on Net Sales by Janssen and its Affiliates and Third Party sublicensees of a particular Janssen Product in a given country (the “Royalty Term”) shall run, from the date of the First Commercial Sale of such particular Janssen Product by Janssen or its Affiliate or Third Party sublicensee in the given country, until expiration of the last-to-expire Valid Claim of the Licensed Patent Rights in the given country that Covers the particular Janssen Product.

8.3.2                     Royalty Rates in Licensed Patent Countries.  In a Janssen Calendar Year or the portion thereof falling within the applicable Royalty Term(s), the applicable royalty rate for calculating royalties due on the applicable incremental amount of the aggregate worldwide annual Net Sales of a particular Janssen Product by Janssen and its Affiliates and Third Party sublicensees in countries in which one or more Licensed Patent Right(s) in the given country Covers the particular Janssen Product (each such country a “Licensed Patent Country” and collectively, “Licensed Patent Countries”) shall be determined as provided under the applicable clause (a) or (b) below of this Section 8.3.2.  Royalties due shall be calculated by multiplying the applicable increment of aggregate worldwide Net Sales of Janssen Products, made in Licensed Patent Countries during a Janssen Calendar Year (or portion thereof) during the applicable Royalty Term in such countries, against the applicable royalty rate(s) as identified below, subject to any applicable adjustments or reductions as provided in Section 8.3.4 below, with each royalty rate referred to below applying only to that increment of annual Net Sales that falls within the incremental sales bracket for such royalty rate.  For the avoidance of doubt, only one royalty rate, and obligation to make a royalty payment, shall apply to a particular unit of Janssen Product in a given country.

(a)                                 With regard to Net Sales of a particular Janssen Product sold by Janssen and its Affiliates and Third Party sublicensees in Licensed Patent Countries, the following incremental royalty rates shall apply to such Net Sales:

Table I

Incremental sales bracket (aggregate worldwide annual Net Sales of a particular Janssen Product in Licensed Patent Countries), in US dollars		Royalty Rate
(i)	Less than [*] (<$[*])	[*] percent ([*]%)
(ii)	Greater than or equal to [*] and less than [*] (> $[*] and < $[*])	[*] percent ([*]%)
(iii)	Greater than or equal to [*] (> $[*])	[*] percent ([*]%)

To illustrate the calculation of royalties due for a hypothetical Janssen Calendar Year, if, for example, cumulative annual worldwide Net Sales of a particular Janssen Product upon which royalties accrue as provided in Table I of this Section 8.3.2 totaled $[*] for a Janssen Calendar Year, then absent any

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

adjustments or reductions pursuant to Section 8.3.4, the royalties due would be calculated as follows: ([*] x $[*]) + ([*] x $[*]) + ([*] x $[*]).

8.3.3                     Net Sales in Countries That Are Not Licensed Patent Countries.

No royalties shall be due on sales of any product sold by Janssen and its Affiliates and Third Party sublicensees in countries that are not Licensed Patent Countries, regardless of whether such product would have been a Janssen Product in a Licensed Patent Country.

8.3.4                     Adjustments to Royalties.

(a)                                 Compulsory License.  If at any time in any country a Third Party shall, under a Government Order by a competent Governmental Authority granting or compelling the granting of a license under a Valid Claim of any Licensed Patent Rights Covering any Janssen Product sold by or on behalf of Janssen in such country, offer for sale or sell any product in competition with the Janssen Product marketed by or on behalf of Janssen with respect to which royalties become due from Janssen pursuant to Section 8.3.2 above, then Janssen may reduce the royalty rate for calculating royalties due to Geron based on Janssen’s and its Affiliates’ and Third Party sublicensees’ Net Sales of Janssen Product in such country under Section 8.3.2 to be equivalent to the royalty rate payable by the Third Party to Geron under the compulsory license granting the Third Party the right to market the competing product, provided that, Janssen shall not have the right to apply any additional royalty adjustment under the remainder of this Section 8.3 if Janssen elects to adjust the royalties pursuant to this Section 8.3.4(a).

(b)                       Generic Competition.  In the event a Generic Product is sold by a Third Party in a given country where a Janssen Product is sold by Janssen (directly or through an Affiliate or Third Party sublicensee) during the Royalty Term, and only if and for the duration that Generic Erosion persists for such Janssen Product in such country, the applicable royalty rate for such country under Section 8.3.2, shall be reduced by [*] percent ([*]%)].  The reduced royalty rate will be applied retroactively, if necessary, to the sales of the applicable Janssen Product in the Janssen Calendar Quarter immediately following the Janssen Calendar Quarter during which Generic Erosion [*] occurs, and such reduced royalty rate shall thereafter continue on a Janssen Calendar Quarter-by-Janssen Calendar Quarter basis during the Royalty Term for so long as such Generic Erosion continues to exist.

(c)                        Third Party License.  In the event that after the Effective Date of this Agreement, Janssen secures rights to a Third-Party patent having claims Covering the Janssen Product as a composition of matter in a particular Licensed Patent Country and is obligated to make royalty payments to such Third Party, Janssen shall have the right to deduct from any royalties owed to Geron with respect to such Janssen Product an amount equal to [*] percent ([*]%)] of such Third-Party royalty payments.

(d)                       Royalty Floor. Notwithstanding anything to the contrary, except for the royalty adjustment set forth in Section 8.3.4(a), in no event shall the total royalty adjustments under this Section 8.3.4 reduce the applicable royalty rate under Section 8.3.2 by more than [*] percent ([*]%)] as compared to the rates set forth in section 8.3.2 as a result of all adjustments combined.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE IX:  GENERAL PAYMENT TERMS

9.1                               Invoices.  Any payment for an amount due to Geron under this Agreement shall be payable, except as otherwise expressly provided herein, within [*] ([*]) days after Janssen’s receipt of an invoice from Geron for such amount due.  Each invoice shall specifically refer to this Agreement and Janssen’s purchase order number as provided to Geron, and shall provide other information as specified in the form of invoice attached as Exhibit J.

9.2                               Royalty Reporting and Payments. Royalty payments due shall be payable in United States dollars [*] ([*]) days after the end of each Janssen Calendar Quarter during the Term.  Each payment of royalties due under this Agreement will be accompanied with a royalty report setting forth, on a Janssen Product-by-Janssen Product and country-by-country basis:  (a) the amount of Net Sales of Janssen Product by Janssen, its Affiliates and sublicensees; (b) for the United States only, [*]; (c) the conversion of such Net Sales from the currency of sale into US dollars in accordance with Section 9.4 as applicable; and (d) a calculation of the aggregate amount of royalties owed based on such Net Sales, including the methodology used in order to determine the appropriate royalty tier and royalty payable, showing the application of the reductions, if any, made in accordance with the terms of Section 8.3.4.

9.3                               Remittance.  All payments due to Geron hereunder shall be made in immediately available funds by electronic transfer, by Janssen (or an Affiliate on its behalf) to the bank account identified below or such other bank account as Geron may designate in writing to Janssen.  Any payments due and payable under this Agreement on a date that is not a Business Day may be made on the next Business Day.  If, at any time, legal restrictions prevent the prompt remittance of part of or all of the royalties due hereunder with respect to any country where Janssen Products are sold, Janssen shall have the right and option to make such payments by depositing the amount thereof in local currency to Geron’s accounts in a bank or depository in such country as directed by Geron or by using such lawful means or methods for remitting payment as Janssen may reasonably determine.

Name of Bank:	[*]
Bank address:	[*]
Routing/Transit No.	[*]
Credit DDA:	[*]
Account Name:	[*]
For Further Credit:	[*]

9.4                               Currency.  All payments under this Agreement shall be payable in United States dollars.  With respect to sales of a Janssen Product invoiced in a currency other than US dollars, such amounts and the amounts payable hereunder shall be expressed in their United States dollars equivalent calculated using the method described in the remainder of this Section 9.4.  For each Janssen Calendar Year during which royalties become due hereunder, Janssen shall provide: (a) the Currency Hedge Rate to be used for the local currency of each country of the Licensed Territory and (b) the calculation of each such Currency Hedge Rate in writing to Geron not later than [*] ([*]) Business Days after the Currency Hedge Rates (for countries other than the U.S. where any royalty-bearing sales of Janssen Products hereunder occur) are available from Janssen or its applicable Affiliates, [*]. Each Currency Hedge Rate for a given country will remain constant throughout the entire Janssen Calendar Year.  Janssen shall use the Currency Hedge Rates to convert Net Sales to United States dollars for the purpose of calculating royalties.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.5                               Taxes.

9.5.1                     Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from activities of the Parties under this Agreement.

9.5.2                     Each Party will make all payments due to the other Party under this Agreement without deduction or withholding for Taxes except to the extent that any such deduction or withholding is required by Applicable Law in effect at the time of payment.  The Parties agree to use commercially reasonable efforts to [*] and to consult in good faith before taking any action that is reasonably expected to result in [*] payable under this Agreement.

9.5.3                     Any Tax required to be withheld on amounts payable by the payor Party under this Agreement will be paid by the payor on behalf of the payee Party to the appropriate Governmental Authority, and the payor will furnish the payee with proof of payment of such Tax.  Any such Tax required to be withheld will be an expense of and borne by the payee.  If any such Tax is assessed against and paid by the payor, then the payee shall indemnify and hold harmless the payor from such Tax.

9.5.4                     The Parties will cooperate with respect to all documentation required by any taxing authority or reasonably requested by either Party to secure a reduction in the rate of applicable withholding Taxes.  Within [*] ([*]) Business Days of the Execution Date of this Agreement, each Party will deliver to the other Party an accurate and complete Internal Revenue Service Form W-9 and such form shall be updated and renewed as required by Applicable Law.

9.6                               Records and Audit Rights.

9.6.1                     Maintenance of Records.  Each Party shall keep (and shall cause its Affiliates, and subcontractors and sublicensees to keep) complete, true and accurate books and records in accordance with Accounting Standards in sufficient detail for the other Party to determine the payments due and costs incurred under this Agreement.  Each Party will keep such books and records in accordance with Applicable Law and for at least [*] ([*]) years following the date of the payment to which they pertain.

9.6.2                     Audit Right.  Upon the written request of a Party (as applicable, the “Auditing Party”), not more than once in each Calendar Year, the other Party (the “Audited Party”) shall permit an independent certified public accounting firm of nationally recognized standing selected by the Auditing Party and reasonably acceptable to the Audited Party to have confidential access during normal business hours to such records of the Audited Party and its applicable Affiliates or Third Party sublicensees or subcontractors as may be reasonably necessary to verify the accuracy of any payments made under this Agreement for any period ending not more than [*] ([*]) years prior to the date of such request.  The accounting firm shall provide each Party a correct and complete copy of the report summarizing the final results of such audit, which shall be treated as the Audited Party’s Confidential Information.  The Auditing Party shall obligate its accounting firm to keep the Audited Party’s information confidential, and shall at the request of the Audited Party cause the Auditing Party’s accounting firm to execute a reasonable confidentiality agreement prior to commencing any such audit.

9.6.3                     Audit Fees.  The fees charged by an accounting firm engaged by a Party in accordance with Section 9.6.2 shall be paid by the Auditing Party, provided, however, that if the audit uncovers an underpayment exceeding [*] percent ([*]%) of the total amount due in accordance with this Agreement, then the fees of such accounting firm shall be paid by the Audited Party.  Any underpayments discovered by such audit or otherwise will be paid or refunded promptly by the applicable Party within [*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

([*]) days of the date the Auditing Party delivers to the Audited Party such accounting firm’s written report, or as otherwise agreed upon by the Parties, plus interest calculated in accordance with Section 9.8.

9.7                               Party Making Payment.  Geron acknowledges and agrees that, as may be delegated by Janssen from time to time, an Affiliate of Janssen acting as a paying agent for Janssen may make certain payments due to Geron under this Agreement on behalf of Janssen, provided that Janssen shall remain primarily responsible for any such payments due to Geron under this Agreement.

9.8                               Interest on Late Payments.  Interest may be assessed by a payee Party on any amounts payable to it under this Agreement which are not paid by the payor Party on or before the due date for payment hereunder.  Such interest shall accrue and be calculated on a daily basis at the rate of [*] percent ([*]%) per annum above the then-current prime rate quoted by Citibank in New York City (but in no event in excess of the maximum rate permissible under Applicable Laws), for the period from the due date for payment until the date of actual payment.  The payment of such interest shall not limit the payee Party from exercising any other rights it may have as a consequence of the lateness of any payment from the payor Party.

9.9                                           Monetization of Royalties.  In the event that Geron enters into an agreement with a Third Party that grants such Third Party rights to receive royalties and other related payments under this Agreement (the “Monetization”), this Section 9.9 shall apply.  For the avoidance of doubt, following the consummation of any such Monetization, Geron shall remain responsible for the performance of its obligations under this Agreement.   In connection with any such Monetization, Jansen hereby consents to the following: at the request of Geron, Janssen shall make royalty payments to the Third Party designated by Geron and shall provide such party with royalty reports in accordance with Section 9.2, provided that such party first agrees in writing to maintain such reports in confidence and to use such reports only for purposes of verifying its rights to receive, and the amount of, such royalty payments.  In addition, at the request of Geron, any Third Party designated by Geron to receive royalty payments and reports pursuant to a Monetization under this Section 9.9 shall have the right to exercise Geron’s audit rights in accordance with Section 9.6 in lieu of Geron exercising such rights.  In advance of conducting any such audit, such party and Janssen shall enter into an agreement memorializing such audit rights and addressing any particulars not covered in Section 9.6.

ARTICLE X: INTELLECTUAL PROPERTY MATTERS

10.1                        Ownership; Prosecution of Patent Rights.

10.1.1              Ownership of New Inventions, Patent Rights.  Each Party shall own all inventions generated by it and its Affiliates and their respective employees, agents and independent contractors in the course of conducting such Party’s activities under this Agreement (or, in the case of Geron, [*]), with inventorship being determined in accordance with U.S. patent laws.  The Patent Rights associated with Geron’s interest in any such inventions (whether solely or jointly owned) shall be included in the Exhibit B Licensed Patent Rights.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.1.2              Communications.  Each Party shall use reasonable efforts to handle all communications between the Parties under this Section 10.1 through its Prosecution Contacts and keep such communications in strict confidence to protect their attorney-client privileged status.

10.1.3              Reporting of Filings.  Upon Janssen’s reasonable request, Geron shall provide Janssen with copies of all material Prosecution papers as filed in or received from any Patent Offices pertaining to the Licensed Patent Rights, provided, however, that for so long as Janssen remains an Affiliate of Janssen Biotech Inc., Janssen shall obtain copies of material Prosecution papers as filed in or received from any Patent Offices pertaining to the Exhibit A Licensed Patent Rights from Janssen Biotech, Inc. and Geron shall not be so obligated to provide such Prosecution papers to Janssen,.  Geron shall use reasonable efforts to provide Janssen, with reasonable advance time, such as at least [*] ([*]) days prior to a proposed Prosecution filing in a Patent Office (such as a draft application or response to an official action) with respect to any Exhibit B Licensed Patent Rights, and provide Janssen an opportunity to comment thereon through its Prosecution Contact.  Geron shall provide Janssen, promptly after filing, a copy of each Prosecution filing with respect to any Exhibit B Licensed Patent Rights as filed in the Patent Office.  Geron shall, on an annual basis during the Term, provide Janssen with a report identifying the status of any Exhibit A Licensed Patent Rights.

10.1.4              Responsibility and Coordination.

(a)                                 Exhibit A Licensed Patent Rights.  As between the Parties, Geron shall be responsible, through outside patent counsel engaged by Geron, for Prosecuting the Exhibit A Licensed Patent Rights.

(b)                                 Exhibit B Licensed Patent Rights.  Geron shall be primarily responsible, through outside patent counsel mutually acceptable to the Parties and engaged by Geron, for Prosecuting the Exhibit B Licensed Patent Rights, provided that Geron shall: (i) follow, and instruct the outside patent counsel to follow, any reasonable directions by Janssen as provided by its designated Prosecution Contact in prosecuting any Exhibit B Patent Rights, including with respect to the filing of any continuation, divisional, or other continuing applications, and (ii)  provide reasonable advance notice to Janssen of any intent by Geron to relinquish its responsibility for or abandon the prosecution, maintenance or defense of the Exhibit B Licensed Patent Rights in order to provide Janssen the opportunity to assume the prosecution, maintenance and defense thereof, at Janssen’s cost, in accordance with Section 10.1.6.

10.1.5              Prosecution Costs for Licensed Patent Rights.

(a)                                 Exhibit A Licensed Patent Rights.  As between the Parties, Geron shall be solely responsible for all Patent Costs incurred in Prosecuting any Exhibit A Licensed Patent Right.

(b)                                 Exhibit B Licensed Patent Rights.  Janssen and Geron shall each bear fifty percent (50%) of the Patent Costs incurred in Prosecuting any of the Exhibit B Licensed Patent Rights after the Effective Date.  Geron shall provide to Janssen, on a quarterly basis, an invoice for such Patent Costs, which invoice shall be in the form set forth in Exhibit J and due within [*] ([*])] days of receipt thereof.

10.1.6              Abandonment of Exhibit B Licensed Patent Rights.  To the extent Geron, in accordance with Section 10.1.4(b), notifies Janssen that it intends to allow any particular Exhibit B

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Licensed Patent Right that is pending in any Patent Office to lapse or become abandoned (including by failure to validate an allowed multi-jurisdictional patent application, such as may be pending in the European Patent Office, in any possible country), Janssen shall thereupon have the right, but not the obligation, to assume responsibility for the further Prosecution of such Exhibit B Licensed Patent Right (and any continuing application based thereon) and all Patent Costs associated therewith, and in such event: (i) Geron shall reasonably cooperate to promptly effect transfer of Prosecution of such Exhibit B Patent Right to Janssen and assign all of Geron’s interest in such Exhibit B Patent Right to Janssen; and (ii) such transferred Exhibit B Licensed Patent Right shall no longer be deemed to be a Licensed Patent Right for the purpose of determining any royalty obligation of Janssen hereunder in the applicable country(ies)

10.2                        Prosecution Cooperation.  Each Party shall provide all reasonable assistance requested by the other Party for Prosecuting any Exhibit B Licensed Patent Rights consistent with the terms hereof, including with respect to the timely completion of filings of Prosecution papers, compliance with Applicable Laws, and recording of assignments to reflect ownership consistent with the terms hereof.

10.3                        Patent Working Group.  Each Party shall establish and appoint two to three representatives from each of Geron and Janssen (the “Patent Working Group”), including each Party’s Prosecution Contact(s), for the sole purposes of alignment of activities under this Article X governing responsibilities for Prosecuting and enforcing the Exhibit B Licensed Patent Rights.  The Prosecution Contact(s) for each respective Party shall be solely responsible for documenting at their discretion any issues discussed relating to any Exhibit B Licensed Patent Rights, which documents and the content of such discussions shall be held in strict confidence by the Parties to protect their common interests and preserve the privileged status of any attorney-client communication, advice, or legal opinion reflected therein.

10.4                        Patent Enforcement.

10.4.1              Notice.

(a)                                 Each Party shall promptly notify the other Party of any apparent, threatened, or actual infringement by a Third Party of any Exhibit B Licensed Patent Rights of which the Party becomes aware.  The notifying Party shall promptly furnish the other with all known details or evidence of such infringement.

(b)                                 Each Party shall promptly notify the other Party of any Third Party communications pertaining to any Exhibit B Licensed Patent Rights that the Party receives pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 or similar such notice, including notices pursuant to §§ 101 and 103 of such act from persons who have filed an abbreviated NDA (ANDA) or a paper NDA.

10.4.2              Enforcement Actions.

(a)                       Upon payment by Janssen of [*], in each case, under Section 8.2, Janssen shall have the initial right, at its expense and in its own name (or in the name of Geron as may be required under Applicable Law), for bringing any infringement suit or other enforcement Action on account of any Third Party infringement of any Exhibit B Licensed Patent Rights based on any alleged making, using, selling, offering for sale, importing, or other exploitation of any Janssen Product in infringement of

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

any such Exhibit B Licensed Patent Rights (each a “Janssen Product Infringement”), by counsel of its own choice, and Geron will cooperate with Janssen as Janssen may reasonably request in connection with any such Action, including by becoming a party to such action at Janssen’s cost, provided that Janssen shall reimburse Geron for its out of pocket costs reasonably incurred in connection with rendering such assistance.  If Janssen declines to initiate such an enforcement Action against any unabated Janssen Product Infringement it shall notify Geron, who shall thereafter have the right (but not the obligation) at Geron’s expense and in its own name, to initiate such Action by counsel of its choice, and Janssen shall cooperate with Geron as Geron may reasonably request, including by becoming a party to such action at Geron’s cost, and Geron shall reimburse Janssen for its  out of pocket costs reasonably incurred in connection with rendering such assistance.

(b)                       Prior to the payment by Janssen of either [*], in each case, under Section 8.2, in the event of a Janssen Product Infringement, Geron shall have the first right to initiate an enforcement Action against such Janssen Product Infringement, by counsel of its own choice, and Janssen will cooperate with Geron as Geron may reasonably request in connection with any such Action, including by becoming a party to such action at Geron’s cost, provided that Geron shall reimburse Janssen for its out of pocket costs reasonably incurred in connection with rendering such assistance.  However, if Geron does not wish to initiate such Action, it shall timely notify Janssen, and Janssen shall thereafter have the right (but not the obligation) at Janssen’s expense, to initiate such Action by counsel of its choice, and Geron shall cooperate with Janssen as Janssen may reasonably request, including by becoming a party to such action at Janssen’s cost, and Janssen shall reimburse Geron for its out of pocket costs reasonably incurred in connection with rendering such assistance.

(c)                        A settlement or consent judgment or other voluntary final disposition of an Action brought by a Party under this Section 10.4.2 may be entered into without the consent of the other Party, provided that such settlement, consent judgment, or other disposition does not admit the invalidity or unenforceability of any Exhibit B Licensed Patent Rights, and provided further that any rights granted to a Third Party to continue any activity upon which such Action was based in such settlement, consent judgment, or other disposition shall be limited to the Third Party’s product or activity that was the subject of the Action.  Damages recovered and any other amounts awarded in any Actions for Janssen Product Infringement under this Section shall be allocated to the Party who brought the Action, after reimbursement of each Party’s actual expenses incurred in such Actions as provided hereunder, provided that Janssen shall owe Geron royalties as determined in accordance with Section 8.3 based on damage amounts recovered by Janssen due to the Janssen Product Infringement (such as in the form of lost profits or reasonable royalties assessed on account of the Third Party’s sales of infringing product), after reimbursement of costs incurred in such Action.

10.5                        Patent Term Extensions.  Janssen shall have the sole discretion to determine which of the Exhibit B Licensed Patent Rights, if any, are extended pursuant to U.S. Drug Price Competition and Patent Term Restoration Act of 1984, the Supplementary Protection Certificate in the EU and other similar patent extension opportunities available in any other country, with respect to any Janssen Product.  Geron shall cooperate with Janssen and shall provide Janssen with power of attorney to file for any such patent term extension (or if such course of action is not permissible, shall file for any such patent term extension under the direction and control of Janssen).  Notwithstanding the above, Geron shall not extend, or enable a Third Party to extend, any Exhibit B Licensed Patent Right without the prior written consent of Janssen.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.6                        Orange Book.  Janssen shall have sole discretion to determine which of the Exhibit B Licensed Patent Rights, if any, shall be listed in the “Orange Book” in the U.S., or any analogous or similar listing in any other country, with respect to any Janssen Product.  Geron shall not, and shall not enable a Third Party to, list any of the Exhibit B Licensed Patent Rights in the “Orange Book” in the U.S., or any analogous or similar listing in any other country without the prior written consent of Janssen.

10.7                        Janssen Product Trademarks.  Janssen shall have (directly and through its Affiliates and Third Party sublicensees Commercializing Janssen Products) the right to brand, at its discretion, the Janssen Products using trademarks and trade names selected at its discretion and to file for, obtain, and maintain at its discretion and cost Janssen Product Trademark Rights in its own name.

ARTICLE XI:  CONFIDENTIALITY AND PUBLICITY

11.1                        Confidential Information.  To facilitate any activities hereunder, each Party (a “disclosing Party”) may provide to the other Party (a “receiving Party”), or a Party (in this case a “receiving Party”) may otherwise through activities contemplated by this Agreement come into possession of, confidential information or material Controlled, licensed, developed, or possessed by the other Party (in this case, a “disclosing Party”), any such items of confidential information or material, individually or collectively, constituting “Confidential Information”.

11.2                        Information identified as being confidential that was disclosed by a Party under the Mutual Confidential Disclosure Agreement by and between Geron and Johnson & Johnson Innovation dated September 10, 2015 shall be considered Confidential Information of the disclosing Party under this Agreement and may be used for the purposes permitted hereunder.  The receiving Party shall keep all such Confidential Information of the disclosing Party confidential, and other than as expressly permitted herein, shall not use or disclose, directly or indirectly, any such Confidential Information, whether in tangible or intangible form.  A disclosing Party shall take reasonable measures to identify confidential information and material provided by it to the other Party with a “CONFIDENTIAL” marking or similar notation.  Janssen shall be deemed a disclosing Party with respect to the information in the Research Plan, Annual Report and Development/Commercialization Plan, and data and other information from research, development and commercialization of Janssen Products in exploitation or support of Janssen’s license rights under this Agreement (including as disclosed in any report provided to Geron hereunder), and such information shall be treated as Janssen’s Confidential Information hereunder; and Geron shall be deemed a disclosing Party with respect to the Licensed Know-How and any information related to patent prosecution and maintenance activities of the Licensed Patent Rights undertaken by Geron under this Agreement, and such information shall be treated as Geron’s Confidential Information hereunder.  During the applicable period of confidentiality specified herein, each receiving Party shall, and shall cause its Affiliates to, keep in confidence and not to disclose to any Third Party, or use for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, including the exercise of such Party’s rights and the performance of such Party’s obligations under this Agreement (in each case including those surviving any expiration or termination of this Agreement as set forth in Article XIV), any Confidential Information of the other (disclosing) Party.

11.2.1              Term of Restrictions.  A receiving Party’s obligation of confidentiality and restriction on use as to a disclosing Party’s Confidential Information shall last during the Term and for a period of ten (10) years thereafter.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.2.2              Highly Confidential Information.  Highly Confidential Information shall be considered a subset of Confidential Information subject to the Confidentiality, Non-Use and Publicity Terms of this Article, and subject to the further restriction that Geron may not publicly disclose Highly Confidential Information except to the extent required by Applicable Law, until the earlier of (i) the date upon which such Highly Confidential Information is published or otherwise publicly disclosed by Janssen, its Affiliate or sublicensee or any Third Party having a legal right to make such disclosure without violating any confidentiality or non-use obligation that such Third Party has to Janssen; or (ii) the date  of [*] acceptance of an IND with FDA (or acceptance of equivalent filing by an ex-U.S. Regulatory Authority) for the relevant Janssen Product,  at which time such Highly Confidential Information that has not yet been published or otherwise publicly disclosed by Janssen shall instead be considered Confidential Information.

11.2.3              Exceptions.  The restrictions on a receiving Party’s disclosure and use of the disclosing Party’s Confidential Information set forth above shall not apply to any particular Confidential Information to the extent that such Confidential Information:

(a)                                 was known by the receiving Party or its Affiliate prior to disclosure by the disclosing Party or its Affiliate hereunder (as evidenced by the receiving Party’s or such Affiliate’s written records or other competent evidence);

(b)                                 is or becomes part of the public domain through no fault of the receiving Party or its Affiliates in violation of this Agreement;

(c)                                  is disclosed to the receiving Party or its Affiliate by a Third Party having a legal right to make such disclosure without violating any confidentiality or non-use obligation that such Third Party has to the disclosing Party or an Affiliate thereof; or

(d)                                 is independently developed by personnel of the receiving Party or its Affiliate without reliance on or access to the Confidential Information (as evidenced by the receiving Party’s or such Affiliate’s written records or other competent evidence).

For the avoidance of doubt, each receiving Party may use and disclose the other Party’s Confidential Information under appropriate confidentiality obligations substantially equivalent to those set forth herein, to the receiving Party’s Affiliates and, as set forth in written subcontracts as otherwise provided herein, to its Third Party licensees, sublicensees, subcontractors and any other Third Parties to the extent such use and/or disclosure is reasonably necessary to perform its obligations or to exercise the rights granted to it, or reserved by it, under this Agreement.

11.2.4              Exceptions to Confidentiality Obligations.  A receiving Party may disclose Confidential Information of the disclosing Party if the receiving Party obtains the disclosing Party’s prior written consent to disclose the identified information.  Moreover, the receiving Party may disclose Confidential Information of the disclosing Party solely to the extent required to be disclosed by the receiving Party to comply with Applicable Law (including securities laws or regulations and the applicable rules of any public stock exchange) or to defend or prosecute litigation or comply with an order of a court or other Government Order, provided that the receiving Party notifies the disclosing Party of such order insofar as possible and provides reasonable assistance in obtaining a protective order or confidential treatment preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

issued.  For the avoidance of doubt, (i) Janssen may disclose Geron’s Confidential Information as reasonably necessary for making Regulatory Filings in connection with Janssen Products hereunder; and (ii) Janssen may disclose Geron’s Confidential Information to Patent Offices in connection with the Prosecution of Patent Rights covering Janssen Products, in the manner provided in this Section 11.2.4,and (iii) solely at the request of Janssen, Geron may disclose Janssen’s Confidential Information to patent offices in connection with Prosecution of the Licensed Patent Rights.

11.3                        Requirement to Cooperate to Enable Accurate Public Disclosure.  To the extent either Party discloses to the other Party any Confidential Information which is a fact, result or event relating to the research, development or commercialization of any Janssen Product that the receiving Party in good faith reasonably believes is insufficient to either: (a) allow the receiving Party to fully understand the materiality of such Confidential Information for purposes of determining whether the receiving Party is required to disclose, to any Governmental Authority or publicly disclose any such Confidential Information in order to comply with Applicable Laws (including securities laws or regulations and the applicable rules of any public stock exchange); or (b) meet the need of the receiving Party to keep investors informed regarding the receiving Party’s business (i.e., “Investor Information” as defined below, the disclosing Party agrees to discuss such Confidential Information with the receiving Party and provide any additional information reasonably requested by the receiving Party to enable the receiving Party to assess the materiality in the case of (a) above, and the accuracy and completeness, in the case of (a) and (b) above, of such information for such public disclosure purposes as the case may be, which additional information shall be treated as the disclosing Party’s additional Confidential Information and shall be treated in accordance with the terms hereof as the case may be.

11.4                        Confidentiality of Agreement Terms.  Subject to the foregoing sections and the Section 11.5 below, each Party agrees not to, and to cause its Affiliates not to, disclose to any Third Party any terms of the Agreement without the prior written consent of the other Party hereto, except each Party and its Affiliates may disclose the terms of this Agreement:  (a) to advisors (including financial advisors, attorneys and accountants), actual or potential acquisition partners or private investors, and others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those in this Article; or (b) to the extent necessary to comply with Applicable Laws and court orders (including securities laws or regulations and the applicable rules of any public stock exchange).  Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that Geron will have the right to file this Agreement with the United States Securities and Exchange Commission redacted to the extent permitted by Applicable Law, as determined in good faith by Geron in consultation with Geron’s counsel.

11.5                        Publicity.

11.5.1              No Initial Press Releases.  Neither Party nor an Affiliate thereof shall issue an initial press release regarding the execution or terms of this Agreement.

11.5.2              Further Publicity.

(a)                                 Investor Information.  Each disclosing Party acknowledges that the other Party receiving the disclosing Party’s Confidential Information hereunder may, from time to time:  (a) desire to publicly disclose through a (i) press release or (ii) media appearance, public announcement or presentation, such as presentations to analysts or shareholders (collectively, “Investor Presentation(s)”); or (b) be required to publicly disclose by Applicable Law, or regulation or rule of any stock exchange

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(“Required Filing(s)”), such as Forms 8-K, 10-Q and 10-K (each such disclosure in (a) and (b), a “Public Disclosure”), the terms of this Agreement, or significant results or developments regarding any Janssen Products, to keep its investors reasonably informed of the achievement of milestones, significant events in the development and regulatory process of Janssen Products, and commercialization activities and the like, and that such Public Disclosures may pertain to Confidential Information of the other Party that is not otherwise permitted to be disclosed under this Article, and which may be beyond what is required to be disclosed by Applicable Law (collectively, “Investor Information”). For clarity, “Investor Information” includes solely those items that are beyond what is required to be disclosed under Applicable Law.

(b)                                 Public Disclosure Review Procedure.  With respect to any Public Disclosure, the receiving Party (the “Requesting Party”) shall provide the other Party (the “Reviewing Party”) with: (a) a draft of the Content (as defined in the next sentence) of the draft press release or Required Filing or (b) a summary of the Content of the Investor Presentation, for review, at least [*] ([*]) Business Days (if practicable under the circumstances, or if not practicable, such shorter time) in advance of the issuance of the press release, filing of the Required Filing or scheduled date of the Investor Presentation.  The word “Content” in this Section means any information relating to the activities contemplated by this Agreement, including Investor Information, and does not include any other business information of the Requesting Party or information pertaining to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 relating to “forward-looking statements.”  The Reviewing Party may notify the Requesting Party of any reasonable objections or suggestions that the other Party may have regarding the Content in the Public Disclosure provided for review under this Section, and the Requesting Party shall reasonably consider any such objections or suggestions that are provided in a timely manner.  The principles to be observed with respect to disclosures of Investor Information shall include accuracy, compliance with Applicable Law and regulatory guidance documents, reasonable sensitivity to potential negative reactions of a Regulatory Authority, reasonable sensitivity to [*].  The Requesting Party shall use commercially reasonable efforts to adopt the reasonable requests of the Reviewing Party with respect to its Confidential Information.

11.6                        Publications.

11.6.1              Janssen Only Publication.  Subject to Geron’s limited rights under Section 11.5 only Janssen shall have the right to publish results of the research, development and commercialization of Janssen Products hereunder (each a “Janssen Product Publication”).  Any such publications shall be at Janssen’s sole option and discretion.

11.6.2              Publication Review.  The publication and presentation of the results from research, development and commercialization activities conducted under this Agreement and Janssen’s publication activities relating thereto or to any Janssen Product shall be conducted in accordance with the terms hereof.  Prior to publishing or presenting the results of any research, development or commercialization activities related to a Janssen Product, Janssen shall provide to Geron, at least [*] ([*]) days prior to planned submission for publication or presentation (or such other time as is reasonably practicable in the circumstances), a draft of any proposed abstracts, posters, manuscripts, slides, summaries of oral presentations, or other materials that Janssen (or its Affiliate subcontractor) intends to publish or publicly present (“Proposed Publications”).  No later than [*] ([*]) days after receipt of any Proposed Publication, Geron shall notify Janssen in writing whether Geron has an objection to the Proposed Publication, whether (a) due to the inclusion of any of its Confidential Information or (b) to allow time for Geron to file for patent protection on any Licensed Know-How described therein, or solely at Janssen’s

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

request and permission, to allow time for Geron to file Janssen Confidential Information in a Licensed Patent Right.  Janssen and Geron will work together to make a reasonable determination as to whether any Know-How in a Proposed Publication constitutes Licensed Know-How.  Upon such notice from Geron, Janssen shall delay submission to permit the filing of any such desired patent application and, if appropriate, a related non-provisional application within one year thereof.   Such new patent application filings by Geron, if any, claiming or Covering Licensed Know-How shall be owned by Geron and included in the “Exhibit B Licensed Patent Rights” under this Agreement.  If Geron notifies Janssen that it has an objection to a Proposed Publication, Janssen shall reasonably cooperate with Geron to address such concern.  Janssen shall reasonably consider any other suggestions of Geron that are provided in a timely manner, and after doing so may proceed with the Proposed Publication, subject to the terms and conditions hereof.  For clarity, any proposed publication materials that subcontractor investigators or other Third Parties propose to publish or present, such materials shall be subject to review under this Section to the extent that Janssen, as the case may be, has the right and time to do so.

11.7                                    Publications on Progress and/or Clinical Studies.  The Parties agree that nothing herein shall prohibit Janssen from publishing any Confidential Information pertaining to any progress, such as clinical studies of a Janssen Product, as required by Applicable Law.  Geron acknowledges and agrees that nothing herein shall prohibit Janssen and its Affiliates from publishing any Confidential Information as reasonably required for Janssen’s compliance with its then-current policy on the registration and reporting of results of pharmaceutical company sponsored clinical studies, a copy of which Janssen has provided to Geron.  Subject to the foregoing in this Section, the Parties shall use commercially reasonable efforts to comply with the review procedure set out in Section 11.6.2 prior to the posting or other publication of any Proposed Publication under this Section 11.7 to the extent consistent herewith.

11.8                        Third Party Uses of Clinical Data.  Geron acknowledges that Janssen ascribes to certain industry group positions (such as those of PhRMA and AdvaMed) and has adopted policies, in each case regarding disclosing clinical data for certain Third Party uses, including, without limitation, certain research uses.  Accordingly, data and information obtained from clinical studies of Janssen Products conducted under this Agreement may be disclosed by Janssen to Third Parties consistent with Janssen’s policies, regulatory authority requirements, and Applicable Laws provided that Janssen provides Geron prior written notice of any such disclosure reasonably in advance of such disclosure. Nothing in this Agreement will prohibit such disclosures by Janssen.

ARTICLE XII:  REPRESENTATIONS AND WARRANTIES

12.1                        Representations of Authority.  Geron and Janssen each represents and warrants to the other Party that, as of the Execution Date it has, and through the Effective Date shall retain, full right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement and that it has the right to grant to the other the licenses and sublicenses granted pursuant to this Agreement.

12.2                        Consents.  Each Party represents and warrants to the other Party that, except as provided in Section 16.11 (regarding HSR Clearance) and except for any approvals from Regulatory Authorities (including pricing or reimbursement approvals, manufacturing approvals or similar approvals necessary for the development, manufacture or commercialization of the Janssen Products), all necessary consents, approvals and authorizations of all Governmental Authorities and other persons required to be obtained by it as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained by the Effective Date.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.3                        No Conflict.  Each Party represents and warrants to the other Party that, notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement by such warranting Party, the performance of such Party’s obligations hereunder (as contemplated as of the Effective Date), and the licenses and sublicenses to be granted by such Party pursuant to this Agreement (i) do not conflict with or violate any requirement of Applicable Laws existing as of the Effective Date and applicable to such Party, and (ii) do not conflict with, violate, breach or constitute a default under any contractual obligations of such Party or any of its Affiliates existing as of the Effective Date; provided, however that any contractual obligations under the Imetelstat CLA are expressly excluded from this representation and warranty, and are subject to the terms of the letter agreement set forth in Exhibit K.  Each Party shall, and shall cause its Affiliates to, comply with all Applicable Laws.

12.4                        Enforceability.  Each Party represents and warrants to the other Party that, as of the Effective Date, this Agreement is a legal and valid obligation binding upon the warranting Party and is enforceable against it in accordance with its terms.

12.5                        Additional Representations and Warranties of Geron.  Geron represents and warrants to Janssen that, as of the Execution Date:

12.5.1              Geron (a) is not aware of any claim made against it asserting the invalidity, misuse, unregisterability, unenforceability or non-infringement of any of the Licensed Patent Rights and (b) is not aware of any claim made against it challenging Geron’s ownership of or license rights in any of the Licensed Patent Rights or making any adverse claim of ownership (whether sole or joint) thereof or license thereto.

12.5.2              Geron has not granted any license to any Third Party under any of the Exhibit B Licensed Patent Rights to offer for sale, sell, or otherwise commercialize a Janssen Product in any field, which license has not expired or been terminated prior to the Execution Date and shall not have granted any such rights as of the Effective Date.

12.5.3              Except as otherwise expressly set forth in this Agreement (including, without limitation, Section 2.3), the Licensed Patent Rights are (and through the Effective Date shall remain) free and clear of any lien, charge, pledge, hypothecation, mortgage, security interest, right of first refusal, preemptive right, and to the knowledge of Geron, without duty of inquiry, any other encumbrance.

12.5.4              To the best of Geron’s knowledge, none of the know-how claimed or Covered in any of the Exhibit B Licensed Patents has been misappropriated by Geron, or any of its Affiliates or their respective current or former employees from any Third Party, and Geron is not aware of any claim by a Third Party that such misappropriation has occurred.

12.5.5              To the best of Geron’s knowledge, (based solely on a review of Geron records reasonably available to Geron prior to the Effective Date) neither it nor any of its Affiliates is or has been a party to any agreement with the U.S. federal government or an agency thereof pursuant to which the U.S. federal government or such agency provided funding (such as under a grant or contract) for any research or development work relating to any invention or know-how contained in any Exhibit B Licensed Patent Right.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.5.6              To the best of Geron’s knowledge, no written claim of infringement of the Patent Rights of any Third Party has been made nor threatened in writing, (directly or indirectly) against Geron or any of its Affiliates with respect to the practice of the Licensed Patent Rights.  There are no other judgments or settlements against or owed by Geron or its Affiliates or to which Geron or its Affiliate is a party or, to the best of Geron’s knowledge, pending litigation or litigation threatened in writing, in each case relating to any Licensed Patent Rights.

12.5.7              To the best of Geron’s knowledge (based on all records that Geron possessed and/or were reasonably available to Geron at any time on or before the Execution Date), the inventorship named as of the Execution Date in each issued Licensed Patent Right is correct.

12.5.8              Each Patent Right within the Exhibit B Licensed Patent Rights is owned solely by Geron.

12.6                        Further Representations and Warranties of Janssen.  Janssen represents and warrants to Geron that, as of the Execution Date:

12.6.1              it has exercised good faith and reasonable efforts to ensure that the terms and conditions of this Agreement do not conflict in any way with those of the Imetelstat CLA;

12.6.2              it has afforded Janssen Biotech, Inc. an opportunity to review and to comment upon this Agreement, including all attachments thereto, and to ask Janssen questions about this Agreement in order to fully understand the scope, terms and conditions, field of use, and intellectual property rights conveyed to Janssen hereunder;

12.6.3              Janssen Biotech Inc. has afforded Janssen an opportunity to review a complete and correct copy of the Imetelstat CLA (including any amendments thereof) as of the Execution Date; and

12.6.4              to the best of its knowledge, it does not currently have an obligation to make Third Party royalty payments arising from patent claims Covering a Janssen Product as a composition of matter, and is currently unaware of any such patent claims.

12.7                        No Warranties.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ALL ACTIVITIES HEREUNDER OR ANY JANSSEN PRODUCT.  JANSSEN HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF PRODUCTS PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO PRODUCTS WILL BE ACHIEVED. GERON HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, AS TO THE VALIDITY OR SCOPE OF THE LICENSED PATENT RIGHTS.

12.8                        No Debarment.  Except with regard to Janssen as reflected by, and subject to the terms of, the Corporate Integrity Agreement, each Party represents and warrants that, as of the Effective Date, neither

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

it nor any of its Affiliates has been debarred or is subject to debarment pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act, or who is the subject of a conviction described in such section.  Janssen agrees to inform Geron in writing as soon as practicable if it or any person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306 of the United States Federal Food, Drug, and Cosmetic Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of Janssen’s knowledge, is threatened, relating to the debarment or conviction of Janssen or any of its Affiliates used in any capacity by Janssen in connection with the development, manufacture or commercialization of Janssen Products.

12.9                        Compliance with Anti-Corruption Applicable Laws.  Each Party shall, and shall cause each of its Affiliates and Third Party subcontractors and sublicensees conducting activities hereunder, to comply with Anti-Corruption Laws and the provisions of Exhibit G attached hereto in connection with the performance of activities under this Agreement.

ARTICLE XIII:  INDEMNIFICATION AND INSURANCE

13.1                        Indemnification Obligation.  Each Party (the “Indemnifying Party”) shall indemnify and hold harmless the other Party and its Indemnified Persons (collectively, the “Indemnified Party”) from and against any and all Losses resulting from any Action brought by a Third Party against any Indemnified Party, to the extent such Losses arise from or are based on a claim (“Claim”) of:  (1) the negligence or wilful misconduct of the Indemnifying Party or any of its Indemnified Persons or Third Party sublicensees or subcontractors, in each case in connection with the exercise of such Indemnifying Party’s rights, or performance of such Party’s obligations, under this Agreement; (2) the Indemnifying Party’s or any of its Indemnified Persons’ or Third Party sublicensees’ or subcontractors’ failure to comply with or perform one or more of such Party’s or such Affiliate’s, as applicable, obligations in this Agreement, or the breach or inaccuracy of one or more of such Indemnifying Party’s or such Indemnified Persons’, as applicable, warranties in this Agreement; (3) the violation of Applicable Law by the Indemnifying Party or any of its Indemnified Persons or Third Party sublicensees or subcontractors in connection with the exercise of such Indemnifying Party’s rights, or performance of such Party’s obligations, under this Agreement; (4) in the case of Janssen as the Indemnifying Party, the development, commercialization, manufacture, use, sales, and distribution of any Janssen Products by any employees or agents of Janssen or any of its Affiliates or Third Party sublicensees hereunder, except in each case to the extent resulting from the negligence or breach of this Agreement by the Indemnified Party or any of its Indemnified Persons hereunder.

13.2                        Claims for Indemnification.

13.2.1              Notice.  In the case of any Action for which an Indemnifying Party may be liable to an Indemnified Person under Section 13.1, the Indemnified Party shall as soon as practicable notify the Indemnifying Party in writing of such Action (a “Notice of Claim”).  Failure or delay in notifying the Indemnifying Party shall not relieve the Indemnifying Party of any liability it may have to the Indemnified Party, except and only to the extent that such failure or delay causes actual harm to the Indemnifying Party with respect to such Action.  The Notice of Claim shall specify in reasonable detail the Action with respect to which such Indemnified Party or any of its Indemnified Persons intends to base a request for indemnification or reimbursement under Section 13.1.  Failure to provide such reasonable detail will not relieve the Indemnifying Party of any liability it may have to the Indemnified Party, except and only to the extent that such failure causes actual harm to the Indemnifying Party with respect to such Action.  The Indemnified Party shall enclose with the Notice of Claim a copy of all papers served with respect to such

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Action, if any.  The Indemnifying Party shall have the right to assume the defense of such Action, unless it provides notice within [*] ([*]) days from the date on which the Indemnifying Party received the Notice of Claim that the Indemnifying Party waives it right to assume the defense of such Action and any litigation resulting therefrom with counsel of its choice.

13.2.2              Control of Defense.  Provided that the Indemnifying Party has not waived its right to assume the defense of an Action pursuant to Section 13.2.1, then, subject to Section 13.2.4, the Indemnifying Party shall have the right to defend, settle and otherwise dispose of such Action.

13.2.3              Cooperation.  The Parties shall act in good faith in responding to, defending against, settling or otherwise dealing with such Action pursuant to the terms hereof; provided that (a) an Indemnified Party shall not be obligated to enter into or consent to the entry of any judgment or settlement in relation to any Action as provided in Section 13.2.4, and (b) in any event, an Indemnifying Party shall not be relieved of its obligations under this Section 13.2.3 as a result of any failure of the Indemnified Party to cooperate as provided in this Section 13.2.3, except to the extent that the Indemnifying Party is actually prejudiced by such breach.  The Parties shall also cooperate in any such defense by giving each other reasonable access to all non-privileged information relevant thereto to the extent permitted by Applicable Law.

13.2.4              Control by the Indemnifying Party.  If the Indemnifying Party assumes control of an Action in accordance with Section 13.2.2, (a) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Action, but the Indemnifying Party shall continue to control the investigation, defense and settlement thereof, and (b) the Indemnifying Party will not, without the prior written consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement with respect to the Action to the extent such judgment or settlement (1) provides for equitable relief (or any other relief other than solely for money damages) against the Indemnified Party or any of its Indemnified Persons, or liability or obligation that cannot be assumed and performed by the Indemnifying Party in full (without any recourse to the Indemnified Party and its Indemnified Persons), (2) provides for any monetary relief that will not be fully discharged by the Indemnifying Party (without any recourse to the Indemnified Party and its Indemnified Persons) concurrently with the effectiveness of such judgment or settlement; provided that the Indemnified Party’s consent shall not be unreasonably withheld, conditioned or delayed to the extent that the sole relief is monetary, (3) does not effect a full and unconditional release of the Indemnified Party and its Indemnified Persons with respect to all claims in such Action (or the portion thereof to which the judgment or settlement relates), or (4) that contains an admission of wrongdoing on the part of the Indemnified Party or its Indemnified Persons.  Notwithstanding anything contained herein to the contrary, an Indemnifying Party shall not be entitled to assume the defense of any Action that seeks an injunction or other equitable relief (or any other relief other than solely money damages) against the Indemnified Party.

13.2.5              Interim Control.  Unless and until the Indemnifying Party (if any) is determined with respect to any particular Action, the Party subject to such Action shall have the right to defend and control such Action, but shall not have the right to consent to the entry of any judgment or enter into any settlement with respect to the Action for which it would be seeking indemnification or reimbursement hereunder without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.2.6              Election Not to Control.  If the Indemnifying Party waives control of an Action in accordance with Section 13.2.1, then the Indemnified Party will be entitled to assume control of the Action upon delivery of notice to such effect to the Indemnifying Party; provided that the Indemnifying Party shall have the right to participate in the Action at its sole cost and expense, but the Indemnified Party shall control the investigation, defense and settlement thereof.

13.2.7              Unauthorized Settlements.  Whether or not the Indemnifying Party has assumed control of the Action, the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to any Action for which it is seeking indemnification hereunder without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed), and such Indemnifying Party shall not be obligated to indemnify or reimburse the Indemnified Party hereunder for any settlement entered into, or any judgment that was consented to, by the Indemnified Party without the Indemnifying Party’s prior written consent.

13.2.8              Allocation. If, in any Action under this Article XIII, the Indemnified Party incurs an amount consisting of both Losses for which the Indemnifying Party is obliged to indemnify the Indemnified Party and Losses not covered by such indemnification, then, to the extent not otherwise determined in a court of competent jurisdiction, the Parties agree to act in good faith and use their reasonable endeavours to determine a fair and reasonable allocation of such Losses.  The allocation between the Parties of any such Losses, if not otherwise determined in a court of competent jurisdiction, shall, if the Parties do not reach agreement in writing on such allocation, be determined by arbitration pursuant to Section 15.2.  The Parties or the arbitrator, as the case may be, shall make such allocation based on the indemnification and reimbursement principles set forth in this Article XIII. Notwithstanding the foregoing, the Parties shall not be entitled to refer any Dispute with respect to Losses arising under an Action pursuant to this Section 13.2.8 to arbitration to the extent that the liability of either Party for such Losses is being contested in such Action (or any other Action that would be binding with respect to such first Action).

13.3                        Mitigation.  The Indemnified Party shall, and shall procure that its Indemnified Persons shall, in each instance, take reasonable steps to mitigate any Losses they suffer arising in connection with any Action in respect of which they seek an indemnity from the other Party under this Agreement.

13.4                        Insurance.

13.4.1                                During the Term and for a period of five years thereafter, Janssen will secure and maintain in full force and effect adequate insurance coverage against its liabilities under this Agreement, including commercial general liability and product liability insurance in an amount not less than $[*] per occurrence and annual aggregate.

13.4.2                                Upon written request, Janssen shall provide Geron with a certificate of insurance evidencing the required coverage hereunder.

13.4.3                                Notwithstanding the foregoing, either Party’s failure to maintain adequate insurance shall not relieve that Party of its obligations set forth in this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.5                        Limitation of Liability.  NOTWITHSTANDING THE PROVISIONS OF SECTION 15.2.16, NOTHING HEREIN IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER THIS ARTICLE XIII.

ARTICLE XIV:  TERM AND TERMINATION

14.1                                    Agreement Term.  Unless terminated earlier in accordance with this Article XIV, the term of this Agreement (the “Term”) shall commence on the Effective Date and shall expire upon the expiration of the last-to-expire Licensed Patent Right hereunder.

14.2                        Early Termination for Default.

14.2.1              Notice of Default and Cure Period.  Upon any material breach of this Agreement by a Party (the “Breaching Party”), the other Party (the “Non-Breaching Party”) shall have the right to give the Breaching Party notice specifying the nature of such material breach.  If the breach of this Agreement is curable, then the Breaching Party shall have a period of [*] ([*]) days from the date of receipt of the notice (the “Cure Period”) to cure such material breach in a manner that effectively remedies the harm to the Non-Breaching Party caused by the material breach.  Notwithstanding the foregoing, if such breach, by its nature, is curable, but is not reasonably curable within the Cure Period, then provided that such breach is not of a payment obligation hereunder, such Cure Period shall be extended if the Breaching Party provides a written plan for curing such breach to the Non-Breaching Party and uses diligent efforts to cure such breach in accordance with such written plan, provided that no such extension shall exceed [*] ([*]) days (for an extended Cure Period totaling [*] days) without the consent of the Non-Breaching Party. For clarity, this provision shall not restrict in any way either Party’s right to notify the other Party of any other breach or to demand the cure of any other breach.

14.2.2              Termination Right for Default.  The Non-Breaching Party shall have the right to terminate this Agreement, upon written notice to the Breaching Party:  (a) in the event the Breaching Party does not notify the Non-Breaching Party within [*] ([*]) days of its notice under Section 14.2.1 that the Breaching Party disputes that it has committed a material breach or that it intends to cure such breach in accordance with Section 14.2.1; and (b) in the event that the Breaching Party has not cured the material breach within the Cure Period.  If a Party in good faith raises a Dispute regarding any such termination (including with respect to the existence or materiality of a breach or the sufficiency of a cure) pursuant to the Dispute resolution procedures under Section 15.2, such termination shall be effective only upon a conclusion of the Dispute resolution procedures in Section 15.2 resulting in a determination that there has been an uncured material breach (or, if earlier, abandonment of the Dispute by the Breaching Party).  For the avoidance of doubt, the exercise of a termination right under this Section 14.2 by a Non-Breaching Party shall be without prejudice to its right to seek damages or any other remedy on account of the Breaching Party’s material breach that may be available at law or in equity, subject to the terms hereof.

14.3                        Early Termination for Bankruptcy.

14.3.1              In the event of the Bankruptcy of a Party (or its successor in interest in the event this Agreement is assigned as permitted hereunder), the other Party may terminate this Agreement by notice to the bankrupt Party.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.3.2              All licenses and other rights granted pursuant to this Agreement by one Party to the other are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code (or comparable provisions of laws of other jurisdictions), licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code (or comparable provisions of Applicable Laws of other jurisdictions).  Notwithstanding anything to the contrary herein, the Parties agree that, in lieu of a Party who is licensed (or sublicensed) any rights from a Party in Bankruptcy terminating this Agreement in its entirety as provided in Section 14.3.1 above:  (a) the Party who is a licensee of such rights from the other Party under this Agreement shall, upon such other Party’s Bankruptcy, retain and may fully exercise all of the rights and elections under the U.S. Bankruptcy Code (or comparable Applicable Laws of other jurisdictions); and (b) in the event of the commencement of a bankruptcy proceeding by or against a Party under the U.S. Bankruptcy Code (or comparable provisions of Applicable Laws of other jurisdictions), the Party that is not a party to such Bankruptcy proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property to which it is granted license or other rights hereunder, and the same, if not already in its possession, will be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under subsection (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.  All rights, powers and remedies granted hereunder to a Party as a licensee of any intellectual property rights as provided in this Section are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity, in the event of the commencement of a Bankruptcy Action by or against the granting Party under Applicable Law, and the licensee Party, in addition to the rights, powers and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity in such event.

14.4                        Discretionary Termination by Janssen.  Janssen may terminate this Agreement at will by written notice to Geron.  Such termination shall be effective [*] ([*]) days after Janssen’s written notice to Geron.

14.5                        Consequences of Early Termination. In the event of any early termination of this Agreement, the following provisions shall also apply:

14.5.1              the licenses and other rights granted by Geron to Janssen under Section 2.1 shall terminate; and

14.5.2              each Party shall, at the other Party’s request (and to the extent and when permitted by Applicable Law), destroy, redact, or return, and cause its Affiliates and Third Party subcontractors and sublicensees to destroy, redact, or return all records to the extent containing, and all materials constituting, the other Party’s Confidential Information in its possession and control, and, upon request, provide written certification of such destruction, redaction, or return, provided that such Party may retain in strict confidence one copy of the other Party’s Confidential Information for its legal archives.

14.6                                    Survival.  In the event of expiration or termination of this Agreement for any reason, the provisions of Articles I, IX (with respect to accrued payment obligations)], XI, XII, XIII, XIV, XV, and XVI   and Sections 2.7, 4.8, and 10.1.1 shall survive, as well as any other provisions that, as apparent from their nature and context are intended to continue or to remain (such as for interpretation purposes), shall

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

survive.  Further for the avoidance of doubt, upon expiration or termination of this Agreement for any reason, neither Party shall be released from any obligation that accrued prior to the end of the Term hereof.  Accordingly, termination or expiration of the Agreement, in whole or in part (including relinquishment of any license right granted hereunder) for any reason, shall be without prejudice to any obligations that accrued prior to such termination or expiration, including any payments due hereunder (regardless of when payable) and any and all damages arising from any breach.  In addition, any payments accrued prior to such termination or expiration shall become payable upon the effective date of such termination or expiration or at such earlier time as otherwise provided hereunder.

ARTICLE XV:  DISPUTE RESOLUTION

15.1                        Referral to Executive Officers.  In the event of a Dispute, either Party may refer the matter to the Parties’ Executive Officers for attempted resolution.  The Executive Officers, in the presence of their legal advisors (including patent counsel if the Dispute involves a Patent Controversy), shall attempt in good faith to resolve any Dispute through negotiations.  If the Executive Officers are unable to resolve a Dispute referred to them within [*] ([*]) Business Days (or such other period as may be agreed by the Parties in writing) after such referral and the Dispute does not involve a Patent Controversy, and subject to any other provisions of this Agreement, such Dispute shall be resolved as provided below in this Article.

15.2                                    Arbitration.  If the Executives are unable to resolve a Dispute referred to them pursuant to Section 15.1 within [*] ([*]) Business Days after such referral, then either Geron or Janssen, after attempting to resolve the Dispute through mediation as provided in Section 15.2.1 below, shall refer the Dispute to binding arbitration pursuant to Section 15.2.2 if, and only if, the Dispute does not involve a Patent Controversy.

15.2.1              Mediation.  The Parties shall first attempt in good faith to resolve any Dispute by confidential mediation in accordance with the then-current Mediation Procedure of the International Institute for Conflict Prevention and Resolution (“CPR Mediation Procedure”) (www.cpradr.org) before initiating arbitration.  The CPR Mediation Procedure shall control, except where it conflicts with these provisions, in which case these provisions control.  The mediator shall be chosen pursuant to CPR Mediation Procedure.  The mediation shall be held in San Francisco, California.  Either Party may initiate mediation by written notice to the other Party of the existence of a Dispute.  The Parties agree to select a mediator within [*] ([*]) days of the notice and the mediation will begin promptly after the selection.  The mediation will continue until the mediator, or either Party, declares in writing, no sooner than after the conclusion of one full day of a substantive mediation conference attended on behalf of each Party by a senior business person with authority to resolve the Dispute, that the Dispute cannot be resolved by mediation.  In no event, however, shall mediation continue more than [*] ([*]) days from the initial notice by a Party to initiate meditation unless the Parties agree in writing to extend that period.  Any period of limitations that would otherwise expire between the initiation of mediation and its conclusion shall be extended until [*] ([*]) days after the conclusion of the mediation.  No discussions between the Parties attempting to resolve a Dispute under Section 15.2 or this Section 15.2.1 will be admissible in arbitration of the Dispute.

15.2.2              Arbitration.  If the Parties fail to reach resolution pursuant to mediation, and a Party desires to pursue resolution of a Dispute other than a Patent Controversy, then the Dispute shall be submitted by either Party for resolution in arbitration pursuant to the then current CPR Non-Administered

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Arbitration Rules (“CPR Rules”) (www.cpradr.org), except where they conflict with these provisions, in which case these provisions control.

15.2.3                          The arbitration will be held in Chicago, Illinois. All aspects of the arbitration shall be treated as confidential.

15.2.4                          The arbitrators will be chosen from the CPR Panel of Distinguished Neutrals, unless a candidate not on such panel is approved by both Parties.  Each arbitrator shall be a lawyer with at least 15 years’ experience with a law firm or corporate law department of over 25 lawyers or who was a judge of a court of general jurisdiction.  To the extent that the Dispute requires special expertise, the Parties will so inform CPR prior to the beginning of the selection process.

15.2.5                          The arbitration tribunal shall consist of three arbitrators, of whom each Party shall designate one in accordance with the “screened” appointment procedure provided in CPR Rule 5.4.  The chair will be chosen in accordance with CPR Rule 6.4.

15.2.6                          If, however, the aggregate award sought by the Parties is less than $5 million and equitable relief is not sought, a single arbitrator shall be chosen in accordance with the CPR Rules.

15.2.7                          Candidates for the arbitrator position(s) may be interviewed by representatives of the Parties in advance of their selection, provided that all Parties are represented.

15.2.8                          The Parties agree to select the arbitrator(s) within [*] days of initiation of the arbitration.  The hearing will be concluded within [*] ([*]) months after selection of the arbitrator(s) and the award will be rendered within [*] ([*]) days of the conclusion of the hearing, or of any post hearing briefing, which briefing will be completed by both sides within [*] ([*]) days after the conclusion of the hearing.  In the event the Parties cannot agree upon a schedule, then the arbitrator(s) shall set the schedule following the time limits set forth above as closely as practical.

15.2.9                          The Parties shall have the right to conduct and enforce pre-hearing discovery in accordance with the then current Federal Rules of Civil Procedure, unless otherwise agreed by the Parties in writing.

15.2.10                   The hearing will be concluded in [*] ([*]) hearing days or less.  Multiple hearing days will be scheduled consecutively to the greatest extent possible.  A transcript of the testimony adduced at the hearing shall be made and shall be made available to each Party.

15.2.11                   All discovery conducted pursuant to the arbitration proceedings will be subject to the then current Federal Rules of Civil Procedure, unless otherwise agreed by the Parties in writing.

15.2.12                   The arbitrator(s) shall decide the merits of any Dispute in accordance with the law governing this Agreement, without application of any principle of conflict of laws that would result in reference to a different law.  The arbitrator(s) may not apply principles such as “amiable compositeur” or “natural justice and equity.”

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.2.13                   The arbitrator(s) are expressly empowered to decide dispositive motions in advance of any hearing and shall endeavor to decide such motions as would a United States District Court Judge sitting in the jurisdiction whose substantive law governs.

15.2.14                   The arbitrator(s) shall render a written opinion stating the reasons upon which the award is based.  The Parties consent to the jurisdiction of the United States District Court for the district in which the arbitration is held for the enforcement of these provisions and the entry of judgment on any award rendered hereunder.  Should such court for any reason lack jurisdiction, any court with jurisdiction may act in the same fashion.

15.2.15                   Each Party has the right to seek from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the Dispute.  Rule 14 of the CPR Rules does not apply to this Agreement.

15.2.16                   EACH PARTY HERETO WAIVES:  ITS RIGHT TO TRIAL BY JURY OF ANY ISSUE UNDERLYING A DISPUTE WITHIN THE SCOPE OF THIS SECTION 15.2; AND, WITH THE EXCEPTION OF RELIEF MANDATED BY STATUTE, ANY CLAIM FOR PUNITIVE, EXEMPLARY, MULTIPLIED, INDIRECT, OR CONSEQUENTIAL DAMAGES OR ATTORNEY FEES.

15.3                        Interim or Provisional Relief.  Nothing in this Agreement, including Section 15.4, shall preclude either Party from seeking interim or provisional relief in any court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute with the other Party, either prior to or during the dispute resolution procedures set forth in Article XV, to protect the interests of such Party.

15.4                        Consent to Jurisdiction.  Each Party, for the purpose of enforcing an award under Section 15.2 or for seeking interim or provisional relief as contemplated in Section 15.3 with respect to any Disputed breach of this Agreement, agrees not to raise any objection at any time to the laying or maintaining of the venue of any action, suit or proceeding for such purpose in any such Court, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum, and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party.  Each Party further agrees that service of any process, summons, notice or document by registered mail to such Party’s notice address provided for in this Agreement shall be effective service of process for any action, suit or proceeding in the Court with respect to any matters to which it has submitted to jurisdiction in this Section.

15.5                        Patent Controversies. Notwithstanding anything in this Agreement to the contrary, any Patent Controversy shall be subject to adjudication in accordance with the Applicable Laws of the country or jurisdiction in which the relevant Licensed Patent Right is pending or has been issued.  The Parties agree that the venue of any such adjudication involving a Patent Right pending in or issued by the United States shall be a U.S. federal district court (or appellate body, as necessary) sitting in New York, and for a Patent Right pending in or issued by any other country, any competent court having jurisdiction over the subject of the Patent Controversy sitting in the capital of such country (or if there is not any such competent court in the capital, a location reasonably proximate to the capital), and each Party irrevocably submits to the jurisdiction of such court.  Each Party agrees not to raise any objection at any time to the laying or maintaining of the venue of any action, suit or proceeding for such purpose in any such court, irrevocably

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum, including any forum non conveniens argument, and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such court does not have any jurisdiction over such Party.

15.6                        No Claims against Employees.  Each Party undertakes to make no claim and bring no proceedings in connection with this Agreement or its subject matter against any director, officer, employee or agent of the other Party (apart from claims based on fraud or willful misconduct). This undertaking is intended to give protection to individuals: it does not prejudice any right which a Party might have to claim against another Party.

ARTICLE XVI:  MISCELLANEOUS

16.1                        Assignment; Successors.

16.1.1              The terms and provisions hereof shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns.  Except as expressly permitted in this Agreement, neither Party may, without the prior written consent of the other Party, assign or otherwise transfer this Agreement.  Notwithstanding the foregoing, (a) either Party, without such consent, may assign this Agreement in its entirety to an Affiliate; provided, that, except as set forth in clause (b) below, such assignment to an Affiliate shall terminate automatically at such time, if any, as such Affiliate ceases to be wholly-owned, directly or indirectly, by Geron or the Janssen Parent, as the case may be, unless such Affiliate owns (x) more than fifty percent (50%) of the voting equity of Geron or Janssen, or (y) substantially all the assets of Geron and its Affiliates or Janssen and its Affiliates, as the case may be, relating to the Licensed Patent Rights, with regard to Geron, or the Janssen Product with regard to Janssen, and (b) each of Geron and Janssen, without the prior written consent of the other, may assign its rights under this Agreement, whether by contract or operation of law, to any Third Party that acquires all or substantially all of the business or assets of such Party (whether by merger, reorganization, acquisition, sale or otherwise) relating to the Licensed Patent Rights, or to any Third Party to whom is assigned the Imetelstat CLA, with regard to Geron, or the Janssen Product with regard to Janssen…  No assignment of this Agreement shall be valid and effective unless and until the assignee agrees in writing to be bound by all of the terms and conditions of this Agreement surviving such assignment.  Any assignment of this Agreement not in accordance with this Section 16.1 shall be null and void.

16.2                        Rights Not Diminished.  Subject to the terms and conditions hereof, no right of a Party shall be diminished and no obligation of a Party increased during the Term as a result of a permitted assignment by the other Party to a Third Party hereunder, including as a result of a Change of Control of the other Party.

16.3                        Choice of Law.  This Agreement, its interpretation, construction and performance and the rights granted and obligations arising hereunder, shall be governed by, and construed in accordance with, the laws of the State of New York of the United States of America, exclusive of its conflicts of law rules.  Notwithstanding anything to the contrary herein, the interpretation and construction of any Patent Rights shall be governed in accordance with the laws of the jurisdiction in which such Patent Rights were filed or granted, as the case may be.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

16.4                        Notices.  All notices given under this Agreement by either Party to the other Party shall be in the English language, in writing (which shall exclude e-mail),and shall refer specifically to this Agreement and shall be delivered personally, sent by nationally-recognized overnight courier, sent by facsimile, or sent by registered or certified mail, postage prepaid, return receipt requested, to the following respective addresses (or to such other address as may be specified by notice from time to time by the relevant Party):

If to Geron:	Geron Corporation 149 Commonwealth Drive Menlo Park, California 94025 Attention: President & CEO Facsimile No. [*]

With a copy to:	Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 Attn: [*] Facsimile No. [*]

If to Janssen:	Janssen Pharmaceuticals Inc. 1125 Trenton-Harbourton Road Titusville, New Jersey 08560 Attention: President Facsimile No.: [*]

With a copy to:	Office of the General Counsel Johnson & Johnson One Johnson & Johnson Plaza New Brunswick, NJ 08933 Attention: General Counsel, Pharmaceuticals Facsimile No.: [*]

16.4.1              Without prejudice to any earlier time at which a notice may be actually given and received, a properly addressed notice shall in any event be deemed to have been received: (a) when delivered, if personally delivered during the recipient’s normal business hours; (b) on the Business Day after dispatch, if sent by nationally-recognized overnight courier and proof of delivery is obtained; (c) on the Business Day following electronic confirmation of receipt, if sent by facsimile; and (d) on the third (3rd) Business Day following the date of mailing, if sent by mail.

16.4.2              Where proceedings have been commenced in any arbitration hereunder or court of competent jurisdiction, any documents issued in the course of those proceedings will be served in accordance with the procedural rules governing the service of documents in those proceedings.

16.4.3              This Section 16.4 shall apply to notices required to be given by one Party to the other under this Agreement.  Other communications between the Parties that are routine in nature, such as communications between Party Representatives regarding their ongoing activities performed in the

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ordinary course of their work under this Agreement, may be made via e-mail.  All notices and communications between the Parties hereunder shall be in the English language.

16.5                        Severability.  If the whole or any provision of this Agreement is held to be invalid, illegal or unenforceable in any jurisdiction for any reason, then, to the fullest extent permitted by Applicable Law, (a) in the case of the illegality, invalidity or unenforceability of the whole of this Agreement, it shall terminate in relation to the jurisdiction in question; and (b) in the case of illegality, invalidity or unenforceability of any provision of this Agreement, that part shall be severed from this Agreement in the jurisdiction in question (but shall remain in full force and effect in all other jurisdictions) and (i) all other provisions hereof shall remain in full force and effect in the relevant jurisdiction and shall be liberally construed in order to carry out the intent of the Parties as nearly as may be possible, and (ii) the Parties agree to use reasonable efforts to negotiate a provision, in replacement of the provision held invalid, illegal or unenforceable, that is consistent with Applicable Law in the relevant jurisdiction and accomplishes, as nearly as possible, the original intention of the Parties with respect thereto.

16.6                        Integration.  This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter of this Agreement and supersedes all previous agreements (executed before the Execution Date hereof), whether written or oral.  This Agreement may be amended only in writing signed by duly authorized representatives of each of Geron and Janssen.  In the event of a conflict between any terms of any exhibit or other appendix to this Agreement and the body of this Agreement, the body of this Agreement shall control.

16.7                        Independent Contractors; No Agency.  Neither Party shall have any responsibility for the hiring, firing or compensating the other Party’s employees or agents for any employee benefits.  No employee or representative of a Party, including any of i its Affiliates’ shall have any authority to bind or obligate the other Party to this Agreement to pay any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party.  For all purposes and notwithstanding any other provision of this Agreement to the contrary, nothing in this Agreement shall be construed as establishing a partnership or joint venture relationship between the Parties.

16.8                        Performance by Affiliates.  Except as expressly prohibited hereunder, either Party may use one or more of its Affiliates to perform its obligations and duties hereunder, provided that such Party shall remain liable hereunder for the timely payment and performance of all of its obligations and duties hereunder.

16.9                        Force Majeure.  No Party shall be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement, except for the payment of any amounts under this Agreement, when such failure or delay is caused by or results from causes beyond the reasonable control of the non-performing Party, including fires, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorism, insurrections, riots, civil commotion, acts of God or acts, omissions or delays in acting by any governmental authority.  The non-performing Party shall notify the other Party of such force majeure within five (5) Business Days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect.  The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use, throughout the period of suspension of performance, commercially reasonable efforts to remedy its inability to perform; provided, however, that in the event the suspension of performance

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

continues for ninety (90) days after the date such force majeure commences, the Parties shall meet to discuss in good faith how to proceed in order to accomplish the objectives of this Agreement; and provided, further, however, that if the suspension of performance continues for more than one (1) year after the date such force majeure commences, either (x) Janssen in the event that Geron is the non-performing Party, or (y) Geron in the event that Janssen is the non-performing Party, shall have the right to terminate this Agreement upon notice to non-performing Party.  For purposes of this Agreement a force majeure shall not include a failure to commit sufficient resources, financial or otherwise, to the activities to be conducted pursuant to this Agreement or general market or economic conditions.

16.10                 Construction.  The headings used herein are for reference and convenience only, and will not enter into the interpretation of this Agreement.  References to Sections include subsections, which are part of the related Section.  Except as otherwise explicitly specified to the contrary, (i) references to a Section, Article, or Exhibit means a Section or Article of, or Exhibit to, this Agreement and all subsections thereof, unless another agreement is specified; (ii) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rules or regulations then in effect, in each case, including any then-current amendments thereto; (iii) words in the singular or plural form include the plural and singular form, respectively; (iv) capitalized terms not expressly defined herein that are corollaries (such as pluralizations and changes in tense) to capitalized terms defined herein shall have the corresponding meanings (v) unless the context requires a different interpretation, the word “or” has the inclusive meaning that is typically associated with the phrase “and/or”; (vi) terms “including,” “include(s),” “such as,” and “for example” as used in this Agreement mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation”; (vii) whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified; (viii) “herein”, “hereunder”, “hereof”, and the like shall be understood to refer to this Agreement in its entirety, and not the particular provision or Section in which they appear; (ix) references to a particular Party include such Party’s successors and assigns to the extent not prohibited by this Agreement; (x) all words used in this Agreement will be construed to be of such gender or number as the circumstances require; (xi) references to “persons” includes individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships; (xii) the words “comprise”, “comprising”, “contain”, “containing”, “include” and “including” are used in their open, non-limiting form, and shall be understood to include the words “without limitation” even if not expressly stated; (xiii) all references to “dollars” or “$” shall mean United States dollars.

16.11                 HSR Clearance; Termination Upon HSR Denial.  If either or each of the Parties reasonably determines that an HSR Filing is required by Applicable Law to consummate the transactions contemplated hereunder, each Party shall, within ten (10) Business Days of the Execution Date (or such later time as may be agreed to in writing by the Parties), file with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and/or with any equivalent Governmental Authority in any other country, as the case may be, any HSR Filing under the HSR Act with respect to the transactions contemplated hereunder.  Each Party shall use reasonable efforts to do, or cause to be done, all things necessary, proper and advisable to, as promptly as practicable, take all actions necessary to make the HSR Filings required of any of the Parties or their respective Affiliates under the HSR Act. The Parties shall cooperate with one another to the extent reasonably necessary in the preparation of any such HSR Filing.  Each Party shall be responsible for its own out-of-pocket costs and expenses, including filing fees, associated with any HSR Filing, provided, however, that Janssen shall be solely responsible for any fees (other than penalties that may be incurred as a result of actions or omissions on the part of Geron) required to be paid to any Governmental Authority in connection with making any such HSR Filing hereunder.  If the Parties make an HSR Filing hereunder, then this Agreement shall

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

terminate (a) at the election of either Party, immediately upon notice to the other Party, if the U.S. Federal Trade Commission or the U.S. Department of Justice, or an equivalent authority in the European Union, seeks a preliminary injunction under the Antitrust Laws against any Party to enjoin the transactions contemplated by this Agreement; (b) at the election of either Party, immediately upon notice to the other Party, in the event that the United States Federal Trade Commission or the United States Department of Justice, or an equivalent Governmental Authority in the European Union, obtains a preliminary injunction under the Antitrust Laws against any Party to enjoin the transactions contemplated by this Agreement; or (c) at the election of either Party, immediately upon notice to the other Party, in the event that the date of HSR Clearance shall not have occurred on or prior to one hundred eighty (180) days after the effective date of the HSR Filing.

16.12                             Execution in Counterparts; Facsimile Signatures.  This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument even if both Parties have not executed the same counterpart.  Facsimile or portable document format (i.e., .pdf), execution and delivery of this Agreement by a Party constitutes a legal, valid and binding execution and delivery of this Agreement by such Party.

[Remainder of this page intentionally blank.]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed by its authorized representative on the respective date written herein below.

Geron Corporation

By:	/s/ John A. Scarlett
	Name:	John A. Scarlett, MD
	Title:	President & CEO
	Date:	9/15/16

Janssen Pharmaceuticals Inc.

By:	/s Michael Grissinger
	Name:	Michael Grissinger
	Title:	Vice President
	Date:	9/16/2016

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Attachments:

Exhibit A:	Exhibit A Licensed Patent Rights

Exhibit B:	Exhibit B Licensed Patent Rights

Exhibit C:	Research Plan

Exhibit D:	Certain Definitions from the Imetelstat CLA

Exhibit E:	Intentionally Omitted

Exhibit F:	Letters from Geron to [*]

Exhibit G:	Compliance with Anti-Corruption Laws

Exhibit H:	Intentionally Omitted

Exhibit I:	Johnson & Johnson Universal Calendars For 2016 and 2017

Exhibit J:	Form of Invoices

Exhibit K:	Letter of Janssen Biotech Inc.

Exhibit L:	Exemplary Hematological Cancers

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A

Exhibit A Licensed Patents

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A, Page 1

Exhibit B

Exhibit B Licensed Patents

<2 pages omitted>

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit B, Page 1

Exhibit C

Research Plan

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit C, Page 1

Exhibit D

Certain Definitions from the Imetelstat CLA

The following definitions are intended to have the meaning set forth in the Imetelstat CLA and are copied here for convenience only.  Notwithstanding the excerpt of the definitions herein, the meaning of such definitions shall be determined in the context of the Imetelstat CLA in its entirety and any defined terms included in such terms shall have the meaning set forth in the Imetelstat CLA, as interpreted thereunder.

“Active Substance” means:  (a) an active pharmaceutical ingredient or drug substance comprising GRN163, in unconjugated or any conjugated form; or (b) a Bioequivalent of such pharmaceutical ingredient or drug substance described in clause (a) (e.g., a homologous oligonucleotide having substantial identity to the oligonucleotide sequence of GRN163 having pharmaceutically or pharmacologically equivalent telomerase inhibitory activity, or any other biological activity that is (at the relevant time) recognized by the FDA or another Regulatory Authority as the predominant or primary mechanism of action in humans, such as may be reflected in associated product labelling or package insert information at the relevant time) as GRN163 in unconjugated or conjugated form; or (c) a salt, hydrate, solvate, polymorph, stereoisomer, prodrug, or metabolite of any of the foregoing pharmaceutical ingredients or drug substances described in clauses (a) or (b).  For the avoidance of doubt, Active Substances include lipid-conjugated forms of GRN163 with a non-peptide-like chemistry linkage or backbone, such as, for example, GRN163L or the N3’->P5’ thiophosphoramidate of GRN163 covalently linked to a lipid group other than palmitoyl.  For purposes of illustration and for clarity, and notwithstanding the foregoing, all compositions of matter Covered by any claim pending at any time or issued in any Patent Right within the Imetelstat COM Patent Family shall be deemed Active Substances hereunder.

“GRN163” means the N3’->P5’ thiosphosphoramidate oligonucleotide having the structure set forth in Exhibit A-1, which is referred to by Geron internally and in certain of its publications as GRN163.

Exhibit A-1 of the Imetelstat CLA is attached hereto as Exhibit D-Attachment 1.

“GRN163L” means the N3’->P5’ thiosphosphoramidate oligonucleotide having the structure set forth in Exhibit A-2, which reflects GRN163 covalently linked to palmitoyl, or the sodium (or any other) salt thereof, which is also referred to as imetelstat.

Exhibit A-2 of the Imetelstat CLA is attached hereto as Exhibit D-Attachment 2.

“Bioequivalent” means, with respect one drug substance (or active pharmaceutical ingredient) contained in one pharmaceutical product in reference to the drug substance (or active pharmaceutical ingredient) of another pharmaceutical product, that:  (a) the two substances are pharmaceutically or pharmacologically equivalent to each other through the same predominant or primary mechanism of action and their bioavailabilities (rate and extent of availability) after administration in the same molar dose are similar to such a degree that their effects, with respect to both efficacy and safety, can be expected to be essentially the same; or (b) the two substances are or would be recognized by a Regulatory Authority as being biologically equivalent or biosimilar in vivo such that the Regulatory Approval of one such substance could be supported by the reference to the Regulatory Approval of the other.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit D, Page 1

“Imetelstat COM Patent Family” means the series or family of Geron Product Patent Rights which consists of: (a) U.S. Patent No. 7,494,982 and (b) those other Geron Product Patent Rights related thereto by way of priority (such as a continuing application thereof, a parent or provisional application serving as a basis of priority therefor, or by claiming a common priority right therewith) under Applicable Law, in each case including foreign counterparts of any of the foregoing

“Competing Oncology Product” means, in reference to a particular Licensed Product, any other product that is in clinical development or is approved for a use in the Field for treating an Oncology indication by acting through the same predominant or primary mechanism of action in humans as the Licensed Product or that is substitutable (i.e., on a pharmaceutical formulary) for the Licensed Product in the Co-Promote Territory.

“Co-Promote Territory” means the United States.

“Licensed Product” means a product for use in the Field comprising an Active Substance, alone or in combination with other ingredients, such as excipients and other inactive ingredients as well as any other active ingredients.

“Geron Product Know-How” means (a) any Know-How related to the Development, Manufacture and/or Commercialization of any Active Substance or Licensed Product, including any Active Substance’s or Licensed Product’s Data and properties, Development, uses, synthesis or manufacture, formulation, or administration (including as contemplated by this Agreement), and (b) any Know-How that is incorporated by Geron or any of its Affiliates into the Development, Manufacture, use and/or Commercialization of any Active Substance or Licensed Product during the Term, which Know-How in each case (a) and (b) is either (i) Controlled by Geron (directly or through any of its Affiliates) as of the Effective Date or (ii) developed outside of the Development Program and comes within the Control of Geron (directly or through any of its Affiliates) during the Term, but in all cases excluding [*].

“Development Program Know-How” means any and all Know-How generated or developed in the Development Program from any Development activities performed by (directly) or on behalf of (by any Affiliates, Third Party sublicensees, or Third Party subcontractors of) either or both of the Parties or from any Post Marketing Studies of Licensed Product performed by or on behalf of Janssen hereunder, which Know-How directly relates to any Active Substance or Licensed Product, including for purposes of illustration:  any Development Program Inventions; Data and other information relating to any form of an Active Substance or Licensed Product, any method of using an Active Substance or Licensed Product, any process or material for Manufacturing, formulating, or delivering an Active Substance or Licensed Product, the use of any Active Substance in any Combination Product, any companion diagnostic for use in Developing or Commercializing a Licensed Product in the Field, any material or process for making an Active Substance or Licensed Product, any method of using, testing, or characterizing an Active Substance or Licensed Product; and any data and other information contained in any Regulatory Filings relating to any Licensed Product.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit D, Page 2

Exhibit D- Attachment 1

GRN163 Structure

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit D, Page 1

Exhibit D-Attachement 2

GRN163L Structure

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit D, Page 2

Exhibit E

[Intentionally Omitted]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit D, Page 3

Exhibit F

Letters from Geron to [*]

<18 pages omitted>

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit F, Page 1

Exhibit G

Compliance with Anti-Corruption Laws

Notwithstanding anything to the contrary in this Agreement each Party hereby agrees that:

(i)                                   it shall not perform any actions, in performing any Collaboration Activities or other activities under the Agreement, that are prohibited by Anti-Corruption Laws applicable to one or both Parties to this Agreement;

(ii)                                it shall not, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or transfer anything of value, to a government official or Regulatory Authority employee, to any political party or any candidate for political office or to any other Third Party related to the transaction with the purpose of influencing decisions related to Janssen and/or its business or Geron and/or its business in a manner that would violate Anti-Corruption Laws;

(iii)                             except as provided in (iv) below, it shall not retain any Government Official in the performance of this Agreement unless it has been approved by the other Party and, if necessary, by the competent authority or authorities and such Government Official’s employer;

(iv)                            the Parties acknowledge that there are instances where a Government Official’s knowledge and expertise are considered unique, and services required to be provided by that Government Official cannot reasonably be provided by any other non-Government Official provider.  In these cases, a Party may retain a Government Official in connection with this Agreement and without the prior consent of the other Party if and to the extent that:

•                  the services to be provided by such Government Official are permitted by relevant laws, regulations and codes of practice applicable to the Government Official;

•                  prior written approval of the Government Official’s employer has been obtained; and

•                  prior approval from a member of the senior management team of the Party wishing to make such engagement has been obtained which confirms the legitimate basis for the engagement of the Government Official, and which also establishes that the engagement is for services legitimately required and not intended to influence the Government Official in his/her capacity as a Government Official;

(v)                               for the purposes of this Exhibit, “Government Official” means:

•                  Any officer or employee of a government or any department, agency or instrumentality of a government;

•                  Any person acting in an official capacity on behalf of a government or any department, agency, or instrumentality of a government;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit G, Page 1

•                  Any officer or employee of a state or government-owned company or business;

•                  Any officer or employee of a Government international organization such as the World Bank or United Nations;

•                  Any officer or employee of a political party or any person acting in an official capacity on behalf of a political party; and/or

•                  Any candidate for political office.

•                  A healthcare professional (“HCP”) when they act in an official capacity on behalf of a government, including:

•                  HCPs who also hold an official decision making role;

•                  HCPs who have responsibility for performing regulatory inspections, government authorizations or licenses; and/or

•                  HCPs who are temporarily or permanently assigned to work for local, regional or national governments or agencies or supranational bodies.

but shall not include HCPs who may be considered Government Officials only because they are employed by, or receive funding, professional service fees or other remuneration from, a government-owned or funded hospital, clinic, university or other healthcare provider organization where they:

a)             act solely in their capacity as healthcare professionals (e.g. prescribing, administering and supplying medicines or influencing the same, conducting clinical trials or scientific research); or

b)             act as members of advisory boards with no decision making capacity or provide technical, scientific or medical advice to Government Officials in relation to healthcare; AND

c)              for both sections a) and b) do not have any official role in the government with the capacity to take decisions that affect business of the relevant Party;

(vi)                            it shall disclose and make available to a designated individual of the other Party its training practices and materials on Anti-Corruption Laws and on its rules for interactions with healthcare professionals as requested.  Each Party will consider in good faith any comments made by the other Party in regard to such training practices and materials;

(vii)                         it shall maintain a log of all interactions with Government Officials and shall provide such extracts of such log as a relevant to the performance of this Agreement to the other Party on request;

(viii)                      it shall certify to the other Party on request (but no more frequently than annually) in a format to be agreed that:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit G, Page 2

a.              training and training materials on Anti-Corruption Laws, as well as applicable rules on interactions with health care professionals, have been provided to all persons employed by it who perform work for it in connection with this Agreement and interact with government officials or health care professionals in the normal course of their responsibilities and that it has provided the necessary training and training materials to subcontractors used by it in the performance of this Agreement;

b.              to the best of its knowledge, there have been no violations of Anti-Corruption Laws by it or persons employed by or subcontractors used by it in the performance of this Agreement;

c.               its personnel who may be designated as “Key Personnel” by mutual agreement of Janssen and Geron have not changed, except as noted in a schedule attached to the certification provided;

d.              it has made no changes in its use of subcontractors to perform the services under this Agreement, except as (1) permitted under this Agreement and (2) noted in a schedule attached to the certification provided by it; and

e.               it has maintained true and accurate records necessary to demonstrate compliance with the requirements of this Exhibit;

(ix)                            each Party shall maintain and provide to the other and its auditors and other representatives with access to records (financial and otherwise) and supporting documentation related to the subject matter of this Agreement as may be requested by the other Party in order to document or verify compliance with the provisions of this Exhibit; and

if a Party materially fails to comply with any of the provisions of this Exhibit, such failure shall be deemed to be a material breach of this Agreement and, upon any such failure, the Non-Breaching Party shall have the right to terminate this Agreement with immediate effect upon written notice to the Breaching Party without the Non-Breaching Party having any financial liability or other liability of any nature whatsoever resulting from any such termination.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit G, Page 3

Exhibit H

[Intentionally Omitted]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit H, Page 1

Exhibit I

Johnson & Johnson Universal Calendars for 2016 and 2017

<3 pages omitted>

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit I, Page 1

Exhibit J

Form of Invoices

From Geron:

Invoice to be printed on official Geron letterhead with date, payee’s tax ID, and Janssen’s (or its designated Affiliate payor’s) P.O. number inserted:

DATE:

INVOICE NO.:

GERON TAX ID:

To:

Janssen P.O. Number:

Terms: Net [*] ([*]) days

Amount of payment due:	$

Payment due according to LICENSE AGREEMENT between Geron Corporation and Janssen Pharmaceuticals, Inc. executed September [ ], 2016, for:

Bill To:
Janssen Pharmaceuticals, Inc.

Wire Instructions for Remittance:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit J, Page 1

Exhibit K

Letter of Janssen Biotech Inc.

<4 pages omitted>

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit K, Page 1

Exhibit A

Copy of “License Agreement”

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit K, Page 2

Exhibit L

Exemplary Hematological Cancers

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit L, Page 1